As filed with the Securities and Exchange Commission on June 11, 1997 Registration No. 333- 26445

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                               ----------------

                               AMENDMENT NO. 1
                                      TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                        COMPUTER MARKETPLACE(R), INC.
                (Name of small business issuer in its charter)

   Delaware                           5045                      33-0008870
(State or other juris-       (Primary Standard Industrial    (I.R.S. Employer
diction of organization)      Classification Code No.)       Identification No.)
        (Address and telephone number of principal executive offices)

                        Computer Marketplace(R), Inc.
                             1490 Railroad Street
                           Corona, California 91720
                                (909) 735-2102
                  (Address of principal place of business or
                    intended principal place of business)

                                L. Wayne Kiley
                                  President
                             1490 Railroad Street
                           Corona, California 91720
                                (909) 735-2102
          (Name, address and telephone number of agent for service)

                                  Copies to:
                             Alan N. Forman, Esq.
                          Bernstein & Wasserman, LLP
                               950 Third Avenue
                              New York, NY 10022
                                (212) 826-0730
                             (212) 371-4730 (Fax)

         Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ---------------

         The Registrant hereby amends this Registration Statement on such date or dates may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               Explanatory Note


         This Registration Statement covers the offering (the "Offering") of shares of Common Stock, par value $.0001 ("Common Stock"), and Class D Redeemable Common Stock Purchase Warrants (the "Class D Warrants") of Computer Marketplace(R), Inc. (the "Company") by certain selling securityholders (the "Selling Securityholders"). The prospectus (the "Prospectus") included in this Registration Statement covers (i) the resale of 9,000,000 Class D Warrants being offered by certain Selling Securityholders (the "Warrantholders"), (ii) the issuance by the Company of 1,500,000 shares of Common Stock upon the exercise of the Class D Warrants by other than the Warrantholders, (iii) the resale of 1,000,000 shares of Common Stock issuable to Victoria Holdings, Inc., a consultant to the Company, upon the exercise of an option held thereby, and (iv) the resale of 1,000,000 shares of Common Stock issuable to certain employees, directors and consultants of the Company upon the exercise of options held thereby.

                       CALCULATION OF REGISTRATION FEE


                                                                                           Proposed
                                                           Proposed                        maximum
Title of each                        Amount                maximum                         aggregate                 Amount of
class of securities                  to be                 offering price                  offering                  registration
to be registered                     registered (1)        per Security (2)                price (2)                 fee (1)
----------------                     --------------        ----------------                ---------                 ------------
Class D Redeemable Common
 Stock Purchase Warrants                9,000,000               $.027                     $  243,000                $     73.64


Common Stock, par value $.0001,         1,500,000               $2.50                     $3,750,000                $  1,136.36
 per share(3)(4)

Common Stock, par value $.0001,
 per share (5)                          1,000,000               $1.00                     $1,000,000                $    303.03

Common Stock, par value $.0001,
 per share (6)                          1,000,000               $1.00                     $1,000,000                $    303.03
                                        ---------               -----                     ----------                -----------
TOTAL:                                                                                    $5,993,000                $  1,816.06
                                                                                         ----------                 -----------
Amount Previously Paid                                                                                              $  1,816.06
                                                                                                                    -----------
Total Amount Due                                                                                                    $     00.00
                                                                                                                    -----------

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Act"), this Registration Statement covers such additional indeterminate number of shares of Common Stock, and Class D Redeemable Common Stock Purchase Warrants ("Class D Warrants") as may be issued by reason of adjustments in the number of shares of Common Stock and Class D Warrants pursuant to anti-dilution provisions contained in the Class D Warrants. Because such additional shares of Common Stock, and Class D Warrants will, if issued, be issued for no additional consideration, no registration fee is required.

(2)      Estimated solely for purposes of calculating registration fee.

(3) The number of shares of Common Stock specified is the number which may be acquired upon exercise of the Class D Warrants at the maximum exercise price thereof.

(4) Issuable upon the exercise of Class D Warrants held by certain Selling Securityholders (the "Warrantholders").

(5)      Issuable upon the exercise of an option issued pursuant to a consulting agreement dated December 9, 1996 (the "Consulting Agreement") by and between Victoria Holdings, Inc. and the Company (the "Victoria Holdings Options").

(6) Issuable upon the exercise of options, issued to certain employees and directors of the Company (the "Management Options").

                        COMPUTER MARKETPLACE(R), INC.

                            CROSS REFERENCE SHEET
              (Showing Location in the Prospectus of Information
            Required by Items 1 through 23, Part I, of Form SB-2)

         Item in Form SB-2                         Prospectus Caption
         -----------------                         ------------------

1.  Front of Registration
    Statement and Outside Front
    Cover of Prospectus...............   Facing Page of Registration Statement;
                                         Outside Front Page of Prospectus

2.  Inside Front and Outside Back
    Cover Pages of Prospectus.........   Inside Front Cover Page of Prospectus;
                                         Outside Back Cover Page of Prospectus

3.  Summary Information and Risk
    Factors...........................   Prospectus Summary; Risk Factors

4.  Use of Proceeds...................   Use of Proceeds

5.  Determination of Offering Price...   Outside Front Cover Page of Prospectus;
                                         Underwriting; Risk Factors

6.  Dilution..........................   Dilution; Risk Factors

7.  Selling Securityholders...........   Description of Securities; Selling
                                         Securityholders;

8.  Plan of Distribution..............   Outside Front Cover Page of Prospectus;
                                         Risk Factors;

9.  Legal Proceedings.................   Business - Legal Proceedings

10. Directors, Executive Officers,
    Promoters and Control Persons.....   Management


11. Security Ownership of Certain


    Beneficial Owners and Management...  Principal Stockholders

12. Description of Securities..........  Description of Securities;

13. Interest of Named Experts and
    Counsel............................  Experts; Legal Matters

14. Disclosure of Commission Position
    on Indemnification for

    Securities Act Liabilities.........  Inside Front Cover Page of Prospectus;

15. Organization Within Last 5 Years...  Prospectus Summary; The Company;
                                         Business; Certain Transactions

16. Description of Business............  Business; Risk Factors

17. Management's Discussion and Analysis
    or Plan of Operation...............  Management's Discussion and Analysis of
                                         Financial Condition and Results of
                                         Operations

18. Description of Property............  Business - Properties

19. Certain Relationships and
    Related Transactions...............  Certain Transactions

20. Market for Common Equity and
    Related Stockholder Matters........  Outside Front Cover Page of Prospectus;
                                         Prospectus Summary; Description of
                                         Securities

21. Executive Compensation.............  Management - Executive Compensation

22. Financial Statements...............  Selected Financial Data; Financial
                                         Statements

23. Changes in and Disagreements
    with Accountants on Accounting
    and Financial Disclosures..........* Selected Financial Data; Financial
                                         Statements
-------------
* Omitted because Item is not applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OF SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   Subject to Completion, Dated June 11, 1997


PROSPECTUS

                        COMPUTER MARKETPLACE(R), INC.

         9,000,000 Class D Redeemable Common Stock Purchase Warrants
                       3,500,000 shares of Common Stock


         This prospectus ("Prospectus") relates to the resale of (i) 9,000,000

Class D Redeemable Common Stock Purchase Warrants ("Class D Warrants") of Computer Marketplace(R), Inc. (the "Company") by certain holders thereof (the "Warrantholders"), (ii) 1,000,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock") issuable to Victoria Holdings, Inc., a consultant to the Company ("Victoria Holdings"), upon the exercise of an option held thereby (the "Victoria Holdings Options"), and (iii) 1,000,000 shares of Common Stock issuable to certain employees, directors and consultants of the Company (the "Management Optionholders") upon the exercise of options held thereby. The Warrantholders, Victoria Holdings and the Management Optionholders shall be collectively referred to as the "Selling Securityholders."



         This prospectus also relates to the issuance by the Company of 1,500,000 shares of Common Stock, upon exercise of the Class D Warrants by the public warrantholders thereof.



         The Class D Warrants were issued in December 1996 pursuant to a private placement of 500,000 Units of the Company's securities, each Unit consisting of eighteen (18) Class D Warrants and one (1) share of common stock of the Company's subsidiary, Medical Marketplace, Inc. ("Medical Marketplace") and are exercisable over a one (1) year period commencing on March 31, 1997.

Each six (6) Class D Warrants entitles the holder to purchase one (1) share of Common Stock, at a price of $2.50 per share. The Class D Warrants are redeemable by the Company for $.05 per Warrant, at any time after March 31, 1997, upon thirty (30) days' prior written notice, if the average closing or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, Nasdaq or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $30.00 per share, for twenty (20) consecutive trading days during a period of thirty (30) trading days ending within ten (10) days prior to the date of notice of redemption, which notice shall be mailed no later than five (5) days hereafter. See "Description of Securities" and "Selling Securityholders."



         The Class D Warrants and the shares of Common Stock issuable upon exercise of the Management Options may not be sold or transferred by the Warrantholders or the Management Optionholders, as the case may be, until July 1, 1998 and June 17, 1998, respectively, without the prior written consent of Biltmore Securities, Inc., a licensed broker-dealer and member of the National Association of Securities Dealers ("Biltmore"). The shares of Common Stock issuable upon exercise of the Victoria Holdings Options may be sold from time to time after the effectiveness of this Registration Statement. Victoria Holdings is an affiliate of Biltmore. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities.



         The Company anticipates applying for inclusion of the Class D Warrants on The NASD OTC Electronic Bulletin Board (the "Bulletin Board"). There can be no assurance that such securities will be quoted on the Bulletin Board, and if granted quotation, that an active trading market will develop. See "Risk Factors - Lack of Prior Market for Class D Warrants."



         The Company's Common Stock is traded on The Nasdaq SmallCap Market ("Nasdaq"). Under the rules of Nasdaq in order to qualify for continued quotation of securities on Nasdaq, the Company, among other things, must have either (i) $2,000,000 in assets, $1,000,000 in stockholder equity and a minimum bid price of $1.00 per share (the "Minimum Bid Requirement"), or alternatively,
(ii) $2,000,000 in total capital and surplus and $1,000,000 market value or public float (the "Capital Market Value Requirement"). On January 21, 1997, the Staff of Nasdaq advised the Company that the Company failed to satisfy the

Capital Market Value Requirement or the Minimum Bid Requirement with respect to its shares of Common Stock. The Company was provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to comply would have resulted in delisting the Company's shares of Common Stock. On March 21, 1997, the Company was informed by Nasdaq that the Company complied with the Minimum Bid Requirement. On April 3, 1997, the Staff of Nasdaq advised the Company that the Company's shares of Common Stock failed to meet the Capital Market Value Requirement and the Minimum Bid Requirement. In order to continue the listing of its Common Stock on Nasdaq, the Company was provided 90 days to meet the Capital Market Value Requirement or the Minimum Bid Requirement. On May 21, 1997, the Company was informed by Nasdaq that the Company has complied with the continued listing requirements.


         The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholders, except for the payment of the exercise price of the Class D Warrants, the Victoria Holdings Options and the Management Options. All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. See "Selling Securityholders."


         The Company's Common Stock, is currently listed on The Nasdaq SmallCap Market under the symbol "MKPL". On June 3, 1997, the closing price of the Common Stock, as reported by Nasdaq, was $1.25.


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE SECURITIES OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" AND "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is June __, 1997.

                            AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Pursuant to Release 33-7289, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company). The address for the Commission web site is http://www.sec.gov. The Company has filed with the Commission a registration statement on Form SB-2 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

                              PROSPECTUS SUMMARY

         The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information, appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, all per share information set forth in this Prospectus has been adjusted to reflect a 373.2849-for-1 stock split effected by the Company in March 1993, a 2-for-1 stock split effected by the Company in June 1994 and a 1-for-6 reverse stock split (the "Reverse Stock Split") effected by the Company in April 1997 but, except as expressly set forth herein, has not been adjusted to give effect to (i) 726,667 shares of Common Stock issuable upon exercise of the Class A Warrants; (ii) 726,667 shares of Common Stock issuable upon exercise of the Class B Warrants; (iii) 73,333 shares of Common Stock issuable upon exercise of the Class C Warrants; (iv) 1,500,000 shares of Common Stock issuable upon exercise of the Class D Warrants; (v) 307,500 shares of Common Stock issuable upon the exercise of certain options granted to management and certain employees; (vi) 1,000,000 shares of Common Stock issuable upon exercise of the Victoria Holdings Options, and (vii) 1,000,000 shares of Common Stock issuable upon exercise of the Management Options. See "Description of Securities." Each prospective investor is urged to carefully read this Prospectus in its entirety, including but not limited to, the Risk Factors.


                                 THE COMPANY

         Computer Marketplace, Inc. a California corporation, was incorporated on July 19, 1983, as Quality Associates, Inc. and changed its name to Computer Marketplace, Inc. in June 1987. In March 1993, Computer Marketplace changed its name to Computer Marketplace(R), Inc. ("Computer Marketplace(R)") and its state of incorporation from California to Delaware. Computer Marketplace(R) is currently engaged in the national wholesale distribution of new and used computer equipment to dealers, computer maintenance companies, leasing companies, equipment brokers, and end-users. A majority of this equipment is manufactured by International Business Machine Corporation ("IBM") and includes computer peripheral equipment, upgrades and parts, particularly for AS/400, and RISC System/6000 computer systems. Computer Marketplace(R) also sells new computer equipment produced by IBM, Digital Equipment Corporation, Compaq, Hewlett Packard, Motorola, as well as a number of other manufacturers. Many of the new product lines require value added services, software or hardware. Computer Marketplace(R) has made significant investments in its employees in order to increase their technical knowledge of the new product products, many in the document imaging and document management areas, in order to enhance its value added portfolio. The new product lines generally require Computer Marketplace(R) not to remarket used equipment manufactured by the Original Equipment Manufacturer ("OEM").



         In June 1993, prior to the 2-for-1 stock split and Reverse Stock Split mentioned above, the Company consummated its initial public offering of 2,070,000 units, each unit consisting of one (1) share of Common Stock, one (1)

Class A Warrant and one (1) Class B Warrant (the "IPO Units"). See, "Description of Securities." The Company received net proceeds of approximately $6,594,179 from its initial public offering.

         In March 1994, Computer Marketplace(R) formed Medical Marketplace, Inc. ("Medical Marketplace") as a wholly owned subsidiary to engage in worldwide distribution of used medical equipment to health care providers. In September 1994, Computer Marketplace(R) formed Marketplace Asset Recovery Services, Inc. ("MARS") as a wholly owned subsidiary to perform asset recovery assignments, repossessions and asset verifications. The operations of MARS to date, have not been material to the consolidated financial statements. In June 1996, management began the process of closing down the operations of MARS. In August 1996, MARS was renamed Marketplace Leasing, Inc., ("MLI"). Management intends to utilize MLI for equipment leasing transactions. In January 1994, Computer Marketplace(R) formed a wholly owned subsidiary, Superior Solutions, Inc. ("SSI") (formerly called Computer Marketplace-SSI, Inc.), to purchase certain assets and assume certain obligations of Synergy Solutions, Inc. and International Associated Marketing Corporation, both located in Livonia, Michigan. These companies were engaged principally in the development, installation and maintenance of local and wide area networks, were Novell Platinum Authorized Resellers, and were also selling computer hardware. On July 1, 1996, the employees of SSI began operating as a sales and networking branch of Computer Marketplace(R). In light of the fact that SSI had not been profitable, in June 1996, the Company discontinued the operations of SSI. Computer Marketplace(R) and its subsidiaries are hereinafter referred to as the "Company".


         Computer Marketplace(R) purchases computer equipment from a variety of sources and suppliers and sells or rents the equipment nationwide and in Europe to companies ranging in size from small companies to Fortune 500 Corporations. Computer Marketplace's operations and primary selling efforts are conducted from its principal office in Corona, California. Computer Marketplace(R), which maintains service and inventory storage centers at its Corona headquarters, also has arrangements to inventory its equipment on a temporary basis at independent service centers across the country.

         Medical Marketplace buys and resells a wide variety of medical equipment including Magnetic Resonance Imaging ("MRI"), Computed Tomography Scanners ("CT") and Ultrasound equipment. In addition Medical Marketplace provides customers with consulting services related to equipment acquisition, equipment layout and facility design. Medical Marketplace also has a small rental program which provides new equipment and contract service with mobile MRI and CT equipment. Medical Marketplace conducts its primary distribution operations from its main office in Corona, California, which is shared with the Company. It also has sales representatives in Northern California, Kansas, Washington State and North Carolina.



         In December 1996, the Company entered into a one year consulting agreement with Victoria Holdings, Inc. ("Victoria Holdings"), an affiliate of Biltmore Securities, Inc. ("Biltmore"). Pursuant to the consulting agreement, Victoria Holdings agreed to assist the Company in identifying new business partners suitable for the Company and in structuring, negotiating and financing such transactions. Pursuant to the terms of the consulting agreement, the Company issued to Victoria Holdings options (the "Victoria Holdings Options") to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share. In addition, the Company agreed to issue 1,000,000 shares of Common Stock to Victoria Holdings (the "Victoria Fee Shares") upon consummation by the Company of (i) an acquisition of a company (or companies) introduced to the Company by Victoria Holdings with net assets of at least $2,500,000 or (ii) a divestiture of the Company's assets, or a sale of a controlling interest in the

Company's capital stock, to a purchaser introduced to the Company by Victoria Holdings resulting in net proceeds to the Company in excess of $2,000,000.


         In December 1996, the Company issued to certain employees, directors and consultants of the Company (the "Management Optionholders") options (the "Management Options") to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share (the "Management Options").



         On December 31, 1996, the Company concluded a private placement of 500,000 Units (the "December 1996 Private Placement") which were placed by Biltmore on a firm commitment basis. Each Unit was offered at a price of $2.00 per Unit, and consisted of one (1) share of Common Stock of Medical Marketplace, Inc., and eighteen (18) Class D Redeemable Common Stock Purchase Warrants (the "Class D Warrants"). Each six (6) Class D Warrants are exercisable for one (1) share of the Company's Common Stock commencing March 31, 1997 at an exercise price of $2.50 per share for a one (1) year period.


         On January 21, 1997 the Staff of Nasdaq advised the Company that the Company failed to satisfy the Capital Market Value Requirement and the Minimum Bid Requirement with respect to its shares of Common Stock. The Company was provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to comply would have resulted in delisting the Company's shares of Common Stock. On March 21, 1997, the Company was informed by Nasdaq that the Company complied with the Minimum Bid Requirement.

         In March 1997, the Company's Board of Directors approved a 1-for-6 reverse stock split (the "Reverse Stock Split") with respect to each outstanding share of the Company's Common Stock, such approval was contingent upon the approval of a majority of the Company's Stockholders. The Company's Board of Directors conducted its annual shareholder meeting on April 4, 1997 (the "Annual Meeting") where, among other things, the Company's shareholders voted to approve the Reverse Stock Split. At the Annual Meeting the Company's shareholders also voted (i) to elect five (5) directors to the Board of the Company for a one (1) year term, including, L. Wayne Kiley, Nancy Kiley, Rick C. Garian, J.R. Achten and Thomas E. Evans, Jr. and (ii) to ratify the appointment of Moore Stephens, P.C. as the Company's independent certified public accountant.


         On April 3, 1997, the Staff of Nasdaq advised the Company that the Company's shares of Common Stock failed to meet the Capital Market Value Requirement and the Minimum Bid Requirement. In order to continue the listing of its Common Stock on Nasdaq, the Company was provided 90 days to meet the Capital Market Value Requirement or the Minimum Bid Requirement. On May 21, 1997, the Company was informed by Nasdaq that the Company has complied with the continued listing requirements.


         In light of the fact that the Company has been unable to operate profitably since fiscal year ended June 1994, the Company believes that substantial measures need to be taken to address the

Company's financial difficulties. The Board of Directors, after having considered numerous alternatives, has concluded that the Company must significantly reduce its expenses in order to reduce the Company's net losses. Therefore, the Company has embarked upon a cost cutting plan by reducing its workforce, closing unprofitable locations and discontinuing under performing product lines. Specifically, the Company (i) closed its branch offices in Livonia, Michigan, Traverse City, Michigan and Mariposa, California and (ii) reduced the number of employees from a high of ninety six (96) in September 1995 to twenty two (22) full-time and six (6) part-time as of April 15, 1997. See "Business - General". In the event that the Company determines that these measures are insufficient to achieve profitability, the Company may reduce further its existing business or pursue divesting the Company's computer business and/or acquiring an alternative business. As of the date of this Prospectus, the Company has not entered into a definitive agreement with any third party with respect to such a transaction.


     The Company's executive office is located at 1490 Railroad Street, Corona, California. It's telephone number is (909) 735-2102.

                                 THE OFFERING


Securities Offered           9,000,000 Class D Warrants.

                             1,500,000 shares of Common Stock issuable upon exercise of the Class D Warrants.

                             1,000,000 shares of Common Stock issuable upon exercise of the Victoria Holdings
                             Options.

                             1,000,000 shares of Common Stock issuable upon exercise of the Management Options.

Terms of Class D Warrants    The Class D Warrants are exercisable for one (1)
                             share of Common Stock commencing on March
                             31, 1997 for a one (1) year period. The
                             Class D Warrants are each redeemable by the
                             Company for $.05 per Warrant, at any time
                             after March 31, 1997, upon thirty (30) days'
                             prior written notice, if the average closing
                             price or bid price of the Common Stock, as
                             reported by the principal exchange on which
                             the Common Stock is traded, Nasdaq or the
                             National Quotation Bureau Incorporated, as
                             the case may be, equals or exceeds $30.00
                             per share for twenty (20) consecutive
                             trading days during a period of thirty (30)
                             trading days ending within ten (10) days
                             prior to the date of the notice of
                             redemption, which notice shall be mailed no
                             later than five (5) days thereafter. The
                             Company, in its sole discretion, upon thirty
                             (30) days', prior written notice may reduce
                             the purchase price per share to be paid upon
                             exercise or extend the warrant expiration
                             date. See "Description of Securities."



Securities Outstanding
Prior to the Offering:
         Common Stock..          1,352,424           Shares
         Class A Warrants..      2,180,000         Warrants
         Class B Warrants..      2,180,000         Warrants
         Class C Warrants..        220,000         Warrants
         Class D Warrants..      9,000,000         Warrants


Securities Outstanding
After the Offering:
         Common Stock..          3,352,424(1)          Shares
         Class A Warrants..      2,180,000           Warrants
         Class B Warrants..      2,180,000           Warrants
         Class C Warrants..        220,000           Warrants
         Class D Warrants..      9,000,000           Warrants



Use of Proceeds..            The Company will receive no proceeds from the
                             sale of the securities offered hereby,
                             except for the payment of the exercise price
                             of the Class D Warrants ($3,750,000), the
                             Victoria Holdings Options ($1,000,000) and the
                             Management Options ($1,000,000).  See "Use of
                             Proceeds."

Risk Factors..               The securities offered hereby involve substantial
                             risks including but not limited to History
                             of Losses; Need to Restructure; Availability
                             of Funds; Dependence upon Availability of
                             Equipment; Possible Adverse Effect on the
                             Market of Shares Owned by Selling
                             Securityholders; Impact on Market of Warrant
                             Exercise; Competition; Attraction and
                             Retention of Sales and Marketing Personnel;
                             Uncertainty of Proposed Sale or Purchase of
                             Business; Technological Obsolescence;
                             Dependence Upon Key Personnel; Control by
                             Principal Stockholders; Rule 144 Sales;
                             Future Sales of Common Stock; Lack of Prior
                             Market for the Class D Warrants; Possible
                             Delisting of Securities from Nasdaq; "Penny
                             Stock" Regulations; Limited Number of
                             Management Personnel; Future Issuances of
                             Stock by the Company; Trademark Protection;
                             Outstanding Warrants and Options; Current
                             Prospectus and State Blue Sky Registration
                             in Connection with the Exercise of the

                             Warrants; No Dividends; Limitation on
                             Director Liability; Redemption of Redeemable
                             Warrants; Anti-Takeover Effect of General
                             Corporation Law of Delaware.


-----------------

(1) Assumes the issuance of an aggregate of 2,000,000 shares upon the exercise of the Victoria Holdings Options and the Management Options, but does not assume the exercise of the Class D Warrants.

Current Nasdaq SmallCap
Market Symbols ................................       Common Stock-MKPL

Proposed NASD OTC Electronic
Bulletin Board Symbol(1)...................           Class D Warrants - MKPL__



-------------------
(1) Although the Company intends to apply for inclusion of the Class D Warrants on The NASD OTC Electronic Bulletin Board, there can be no assurance that the Class D Warrants will be included for quotation, or if so that a public trading market will develop or that, if such a market develops, it will be sustained. See "Risk Factors," "Lack of Prior Market for the Class D Warrants," and "Possible Delisting of Securities from Nasdaq; "Penny Stock" Regulations."

                        SUMMARY FINANCIAL INFORMATION


      The selected historical financial data presented below are derived from financial statements of the Company, which have been audited by Moore Stephens, P.C. independent accountants, whose reports are included elsewhere herein, except for the financial statements for the nine months ended March 31, 1997 which are unaudited. The data set forth below should be read in conjunction with and is qualified in its entirety by the Company's Financial Statements, Related Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                          SUMMARY BALANCE SHEET DATA


                                     March 31,  1997
                                     Actual (unaudited)
                                     ------------------
Working Capital......................$1,612,072
Total Assets.........................$9,083,246
Total Liabilities....................$6,077,707
Long-Term Obligations................$1,539,194
Minority Interest....................$  143,367
Stockholders' Equity.................$2,862,172



                        SUMMARY INCOME STATEMENT DATA


                                  Nine Months
                                     Ended
                                    March 31                                Years Ended June 30,
                           --------------------------                   ---------------------------
                              1997            1996           1996           1995            1994          1993           1992
                           -----------    -----------    -----------    ------------    -----------    -----------    -----------
                           (unaudited)    (unaudited)
Revenues                   $19,557,647    $23,737,114    $30,000,912     $31,524,365    $26,874,587    $10,507,272    $16,820,979
                           -----------    -----------    -----------     -----------    -----------    -----------    -----------


Gross Profit                 2,356,378      3,734,225      4,614,220       4,855,273      3,261,986      1,068,294      1,520,978

(Loss) Income from          (2,149,432)      (209,018)      (987,450)       (972,449)       374,457       (384,873)       367,648
Operations

Net (Loss) Income           (2,438,396)      (443,507)    (1,331,431)     (1,224,709)       415,114       (787,512)       152,103

Pro forma Net
(Loss) Income (1)           (2,438,396)      (443,507)    (1,331,431)     (1,224,709)       415,114       (787,512)       111,760

Net Income (Loss)
per Share (1)                    (1.80)          (.33)          (.98)           (.91)           .31          (2.55)           .36

Average Number of
Common Shares
Outstanding                  1,352,424      1,352,424      1,352,424       1,350,144      1,344,828        308,786        308,333


-------------

(1) Gives effect to income tax expense as if the Company had been a C
Corporation.

                                 RISK FACTORS

           An investment in the securities offered hereby is speculative and involves a high degree of risk and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as others described elsewhere in this Prospectus, associated with this offering, including the information contained in the Financial Statements herein.


1. History of Losses; Need to Restructure. The Company incurred net losses for the years ended June 30, 1996 and 1995 of $1,331,431 and $1,224,709, respectively, and for the nine months ended March 31, 1997 and 1996 of $2,438,396 and $443,507, respectively. The Company's accumulated deficit as of March 31, 1997 was $5,056,944. The Company intends to reduce its expenses by restructuring its business which may include the sale of all or part of the Company's business. See, "Business - General." The continuation of the Company as a going concern is dependent on these plans. There can be no assurance that the Company will not continue to incur net losses in the future. The Company's cash requirements have been and will continue to be significant.



2. Availability of Funds. The Company is dependent upon the availability of funds or sources of financing which will permit it to purchase equipment in sufficient quantities, as it becomes available, and to do so at the lowest possible prices. While the Company believes that it has sufficient funds to permit the Company to acquire products in sufficient quantity during the four
(4) months following this offering, increased costs, technological advances, availability of products, and shifting consumer demand could necessitate the expenditure of greater sums than the Company presently anticipates. In such event, there is no assurance that the Company will have access to such additional funds, or that it will be able to obtain such funds in a timely manner.



3. Dependence upon Availability of Equipment. Most of the sales by the Company are derived from products which the Company obtains in the computer "aftermarket." As a supplier of used equipment, the Company must constantly identify sources for products at costs which permit the Company to resell or lease such equipment on a competitive and profitable basis. The Company believes that it has developed a network of product suppliers which will assure availability of equipment. Technical advances and shifts in consumer preference may, however, require the Company to offer additional or different products and could render a portion of the Company's inventory unmarketable. From time to time the Company may experience shortages in availability of some products. The occurrence of such shortages in the future may have an adverse effect on the business of the Company and. See "Business-Computer Products Competition" and "Business-Medical Equipment Competition."

4. Possible Adverse Effect on the Market of Shares Owned by Selling Securityholders. The Registration Statement of which this Prospectus forms a part covers the offering an aggregate of 2,000,000 shares of Common Stock issuable upon the exercise of the Victoria Holdings Options and the Management Options. In addition, the Registration Statement includes the resale of 9,000,000 Class D Warrants and the issuance by the Company upon the exercise thereof of 1,500,000 shares of Common Stock. As a result, the sale of such Class D Warrants and Common Stock in the future may have an adverse effect on the market price of the Company's securities in any market which may develop for such securities.


5. Impact on Market of Warrant Exercise. In the event of the exercise of a substantial number of the Company's Class A Warrants, Class B Warrants, Class C Warrants or Class D Warrants, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities - Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants."


6. Competition. The Company faces substantial competition in connection with the distribution of new and used computer systems. Among its competitors are numerous national and regional distributors of the same and equivalent products. Many such competitors are well established, have substantially greater financial and other resources than the Company and have established reputations for success in the distribution and support of computer-related products. In addition, IBM may sell directly to the Company's customers, and the Company's continued ability to compete effectively may be affected by policies of IBM. The Company's competitors include IBM, Comdisco, Inc., Sun Data, Inc.. and El
Camino Resources, Inc. The used medical equipment industry is relatively young as compared to the more established computer industry. Medical Marketplace's competitors include General Electric Corporation, Siemens and Access Medical. There can be no assurance that the Company or Medical Marketplace will be able to compete successfully or that they will maintain profitability. See "Business
- Computer Products Competition and "Business - Medical Equipment Competition."



7. Attraction and Retention of Sales and Marketing Personnel. The Company's and Medical Marketplace's ability to expand its operations will depend in significant part on its ability to attract and retain qualified sales representatives experienced in the purchase and sale of new and used computer systems and parts and medical equipment. There is significant demand for such individuals and, accordingly, there is no assurance that the Company or Medical Marketplace will be able to hire or retain qualified representatives when needed. All of the Company's and Medical Marketplace's existing sales personnel are on multiple-year employment contracts with the Company or Medical

Marketplace and all new sales personnel must sign a three-year employment contract as a condition of employment. All of the existing sales personnel have been developed and trained within the Company. See "Business-Computer Products Sales and Marketing" and "Business-Medical Equipment Sales and Marketing."

8. Uncertainty of Proposed Sale or Purchase of Business. In the event that the Company determines that certain cost cutting measures are insufficient to achieve profitability, the Company may pursue divesting the Company's computer business, and/or acquiring an alternative business. The Company has identified several companies engaged in complementary businesses, but has not reached a definitive agreement to sell to or acquire any such companies. The Company can make no assurances that it will be able to divest its computer business or acquire any alternative business. See "Business - General."

9. Technological Obsolescence. The computer equipment industries have been characterized in recent years by significant and rapid technological advances. Changes in systems and components may require the Company to liquidate its inventory of certain products at significant markdowns or replace such products with new or products on a continual basis, which may result in losses.

10. Dependence Upon Key Personnel. The success of the business of the Company is largely dependent upon the active participation of L. Wayne Kiley, its President and Chief Executive Officer. In the event that the services of Mr. Kiley are lost for any reason whatsoever, the business operations of the Company and Medical Marketplace may be adversely affected. In October 1992, Mr. Kiley entered into a five (5) year employment agreement with the Company and in October 1996, the Company extended such Employment Agreement for two years. See "Management," "Executive Compensation," and "Certain Relationships and Transactions." The Company has obtained a key-man life insurance policy on its President in the amount of $1 million, with the Company as beneficiary.


11. Dilution. Upon the exercise of 2,000,000 Options for 2,000,000 shares of Common Stock, the net tangible book value per share of the Company's Common Stock will be $4,776,677, representing an immediate dilution of approximately $.63 per share or 31% per share and an immediate increase of $.42 per share or 42% per share to the purchasers of the shares of Common Stock upon the exercise of the Options.



12. Control by Principal Stockholders. The Company's current principal stockholders beneficially own approximately 53.2 percent of the Company's outstanding Common Stock. Accordingly, the current principal stockholders will be able to elect all of the Company's directors, and generally direct the affairs of the Company. See "Management," "Certain Relationships and Related Transactions" "Principal Stockholders" and "Description of Securities - Common Stock."




13. Rule 144 Sales; Future Sales of Common Stock. There are currently 356,001 shares of the Company's Common Stock currently outstanding which may be deemed "restricted securities" as that term is defined by Rule 144 of the Securities Act of 1933 (the "Act") and, in the future, may be sold in compliance with Rule 144 of the Act. Ordinarily, under Rule 144, a person who is an affiliate of the Company (as that term is defined in Rule 144) and has beneficially owned restricted securities for a period of one (1) year may, every three (3) months, sell in brokerage transactions an amount that does not exceed the greater of (i) 1% of the outstanding class of such securities or (ii) the average weekly trading volume of trading in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four (4) weeks prior to the filing of a notice of sale by a securities holder. A person who is not an affiliate of the Company who beneficially owns restricted securities is also subject to the foregoing volume limitations but may, after the expiration of two (2) years, sell unlimited amounts of such securities under certain circumstances. Possible or actual sales of the Company's outstanding Common Stock by certain of the present stockholders under Rule 144 may, in the future, have a depressive effect on the price of the Company's Common Stock.


14. Lack of Prior Market for the Class D Warrants. Following this offering, there may be no public trading market for the Class D Warrants. There can be no assurance that a public trading market for the Class D Warrants will develop or that a public trading market, if developed, will be sustained. No assurance can be given that the Company's Class D Warrants will be quoted on The NASD
OTC Electronic Bulletin Board (the "Bulletin Board") or any other trading market or exchange. If such securities are not listed on the Bulletin Board or a public trading market does not develop, purchasers of such securities may have difficulty in selling their securities should they desire to do so.



15. Possible Delisting of Securities from Nasdaq; "Penny Stock" Regulations. The Company's Common Stock is currently listed on The Nasdaq SmallCap Market ("Nasdaq"). Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for continued listing (the "Listing Requirements") on Nasdaq, the Company, among other things, must have total assets of at least $2,000,000, $1,000,000 of stockholders equity and a minimum bid price of $1.00 per share (the "Minimum Bid Requirement"), or alternatively, $2,000,000 in total capital and surplus and $1,000,000 market value or public float (the "Capital Market Value Requirement"). In the event the Company is unable to satisfy any one of the Listing Requirements and, as a result, is delisted from Nasdaq, trading in the Company's Common Stock, if any, would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD electronic bulletin board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the securities offered hereby. The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's Class D Warrants (because they are not listed on Nasdaq) and the Company's Common Stock, if the shares of Common Stock are removed from Nasdaq, may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the offering to sell the Company's securities in the secondary market. On January 21, 1997 the Staff of Nasdaq advised the Company that the Company failed to satisfy the Capital Market Value Requirement and the Minimum Bid Requirement with respect to its shares of Common Stock. The Company was provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to comply would have resulted in delisting the Company's shares of Common Stock. On March 21, 1997, the Company was informed by Nasdaq that the Company complied with the Minimum Bid Requirement. On April 3, 1997 the Staff of Nasdaq advised the Company that the Company's shares of Common Stock failed to meet the Capital Market Value Requirement and the Minimum Bid Requirement. In order to continue the listing of its Common Stock on Nasdaq, the Company, was provided 90 days to meet the Capital Market Value Requirement or the Minimum Bid Requirement. On May 21, 1997, the Company was advised that it was in compliance with the Nasdaq continued listing requirements. Although the Company believes it is in compliance with the Minimum Bid Requirement, it should be noted that, Nasdaq filed in early March 1997, with the SEC, proposed rule changes to the maintenance standards required by Nasdaq. Upon SEC approval the Company would have six (6) months to meet the new maintenance standards. Under the proposed new standards for continued inclusion on The Nasdaq SmallCap Market the Company will have to have net tangible assets of $2,000,000 or net income of $500,000 in two of the last three years or a market capitalization of at least

$35,000,000. If the proposed rule changes are approved by the SEC and adopted by Nasdaq, it is unlikely that the Company would be able to comply with such new standards.


16.    Limited Number of Management Personnel. There are currently only three
(3) executive officers of the Company. Following this offering, there can be no assurance that, if the Company grows, the current management team will be able to continue to properly manage the Company's affairs. Further, there can be no assurance that the Company will be able to identify additional qualified managers on terms economically feasible to the Company.


17. Future Issuances of Stock by the Company. The Company has outstanding 1,352,424 shares of Common Stock out of a total of 50,000,000 shares of Common Stock authorized. The remaining shares of Common Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's shareholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuance could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. Pursuant to a consulting agreement dated December 9, 1996 between the Company and Victoria Holdings, Inc. (the "Consulting Agreement"), the Company has agreed to issue 1,000,000 shares of Common Stock to Victoria Holdings, Inc. upon (i) the acquisition of one or more businesses introduced to the Company by Victoria

Holdings, Inc. which in the aggregate have net assets of not less than $2,500,000, or (ii) the divestiture of assets outside the ordinary course of business, or the sale of a majority of the Company's capital stock outside the ordinary course of business, by merger or otherwise, to a purchaser introduced to the Company by Victoria Holdings, Inc. resulting in net proceeds to the Company of not less than $2,000,000 in cash or stock. See "Risk Factors - Outstanding Warrants and Options."



18. Trademark Protection. Although the Company has obtained a registered trademark for the AcceleRAIDer(R) and a service mark for Computer Marketplace(R) with the United States Patent and Trademark Office ("PTO") and intends to register any new trademarks developed by the Company with the PTO, there can be no assurance as to the breadth or degree of protection which such existing or future trademarks may afford the Company from competitors.



19.    Outstanding Warrants and Options. As of June 3, 1997, the Company had

outstanding (i) 2,180,000 Class A Warrants, (ii) 2,180,000 Class B Warrants,
(iii) 220,000 Class C Warrants and (iv) an aggregate of 307,500 options held by management and certain employees (the "Options"). Each six (6) Class A Warrants, six (6) Class B Warrants and six (6) Class C Warrants are exercisable to acquire two shares of Common Stock at an exercise price of $28.50, $33.00, and $93.00, respectively. The Options are exercisable at prices ranging from $1.6875 to $6.00. In addition, the Company has reserved 1,000,000 shares of Common Stock for issuance upon exercise of options under the Company's 1995 Stock Plan. In December 1996, the Company issued to certain members of management options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share (the "Management Options"). In exchange for the issuance of the Management Options, certain option holders surrendered for cancellation an aggregate of 238,833 options issued in June 1996 for 716,667 of the Management Options. Also, in December 1996, the Company issued to Victoria Holdings, an option pursuant to the Consulting Agreement by and between Victoria Holdings and the Company to purchase 1,000,000 shares of Common Stock, at an exercise price of $1.00 per share. If the Class A Warrants, Class B Warrants, Class C Warrants, Class D Warrants or any of the options are exercised, current stockholders will be substantially diluted. See "Certain Transactions."



20. Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants. The Company will be able to issue shares of Common Stock underlying the Class A, the Class B, the Class C Warrants, the Class D Warrants and outstanding options only if (i) there is a current prospectus relating to the Common Stock issuable upon the exercise of such Warrants under an effective registration statement filed with the Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) anytime after nine months subsequent to the Effective Date when any information contained in the prospectus is over sixteen months old (e.g., the date of the audited financial statements), (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for at least nine (9) months following the date of this Prospectus or until March ___, 1998. The Company intends to qualify the resale of the Class D Warrants and shares of Common
Stock issuable upon the exercise of the Victoria Holdings Options and Management Options in a limited number of states, although certain exemptions under certain state securities ("blue sky") laws may permit the Class D Warrants to be transferred to purchasers in states other than those in which Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Class D Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Class D Warrants. The Company may decide not to seek, or may not be able to obtain, qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Class D Warrants reside. In such a case, the Class D Warrants of those purchasers will expire and have no value if such Class D Warrants cannot be exercised or sold. Accordingly, the market for the Class D Warrants may be limited because of the Company's obligation to fulfill both of the foregoing requirements. See "Description of Securities."



21. No Dividends. The Company has not paid any dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future and is restricted by its revolving credit agreement to pay cash dividends. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. See "Dividend Policy."



22. Limitation on Director Liability. As permitted by Delaware Corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Description of Securities - Limitation on Liability of Directors."



23. Redemption of Redeemable Warrants. The Class D Warrants are subject to redemption by the Company, at any time, commencing March 31, 1997 at a price of $.05 per Warrant if the closing bid price for the Common Stock equals or exceeds $30.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending within ten (10) days prior to the date of the notice of redemption. In the event that the Warrants are called for redemption by the Company, Warrantholders will have thirty (30) days during which they may exercise their rights to purchase shares of Common Stock. If holders of the

Warrants elect not to exercise them upon notice of redemption thereof, and the Warrants are subsequently redeemed prior to exercise, the holders thereof would lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. The Company does not intend to redeem the Class D Warrants at a time when a current prospectus is not in effect. As a result of an exercise of the Warrants, existing stockholders would be diluted and the market price of the Common Stock may be adversely affected. If a Warrantholder fails to exercise his rights under the Warrants prior to the date set for redemption, the Warrantholder will be entitled to receive only the redemption price, or $.05 per Warrant. In addition, the Warrants may only be exercised when a Prospectus is current and meets the requirements of Section 10 of the Securities Act of 1933. See "Description of Securities - Class D Warrants."


24.    Anti-Takeover Effect of General Corporation Law of Delaware. The
Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. As a result of Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above market prices pursuant to such transactions. See "Description of Securities."

                               USE OF PROCEEDS


         The Company will receive no proceeds from the sale of the securities offered hereby. An aggregate of $5,993,000 will be received by the Company in the event that all of the Class D Warrants, Victoria Holdings Options and Management Options are exercised. The proceeds received by the Company from the exercise of all or a portion of such securities will be utilized by the Company to supplement its working capital, or in the event that the Company enters into a transaction to acquire an alternative business, then all or a portion of such proceeds will be utilized to acquire and/or integrate such alternative business with the Company's business.



                                   DILUTION

         At March 31, 1997, the Company had outstanding an aggregate of 1,352,424 shares of Common Stock having an aggregate net tangible book value of $2,776,677 or $2.05 per share. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. The shares of capital stock described above do not include any securities subject to any outstanding warrants or options.


         After giving effect to the exercise of 2,000,000 Options for 2,000,000 shares of Common Stock, the pro forma net tangible book value of the Common Stock at March 31, 1997 would have been $4,776,677 or approximately $1.42 per share. This represents an immediate decrease in pro forma net tangible book value of $.63 per share or 31% to the present shareholders and an immediate increase of $.42 per share or 42% to the purchasers of the shares of Common Stock upon the exercise of the Options. These figures do not reflect the shares of Common Stock underlying the Class A Warrants, Class B Warrants, the Class C Warrants or the Class D Warrants or any other outstanding options or warrants. "Dilution" means the difference between the exercise price paid by the certain optionholders and the pro forma net tangible book value per share after giving effect to the exercise of the Options included in the offering. Holders of Common Stock may be subjected to additional dilution if (i) the Class A Warrants are exercised, (ii) the Class B Warrants are exercised, (iii) Class C Warrants are exercised, (iv) the Class D Warrants are exercised or (v) any additional securities are issued as compensation or to raise additional financing. The following table illustrates the benefit which investors purchasing shares of Common Stock underlying options registered in this offering will incur and the dilution to current stockholders as a result of this offering:

         Exercise price per Share .........................      $1.00

         Net tangible book value per share
         before offering ..................................      $2.05

         Dilution per share attributable to
         options exercised hereby .........................      $ .63


         Pro Forma net tangible book value per
         Share after exercise of options ..................      $1.42

         Increase of net tangible book value per
         Share to purchasers of Shares underlying
         options exercised hereby .........................      $ .42

                                CAPITALIZATION


         The following table sets forth the capitalization of the Company as of March 31, 1997. This table should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.



                                                                    Actual
                                                                    ------
Long term debt obligations, less current maturities:              $ 1,494,929
                                                                  -----------

Stockholders' equity:

Preferred Stock, par value $.0001 per share, 1,000,000 shares
 authorized, no shares issued and outstanding................     $      -0-
                                                                  -----------

Common Stock, par value $.0001 per share, 50,000,000 shares
 authorized, 1,352,424 shares issued and outstanding.........     $       135
                                                                  -----------

Capital in excess of par value Accumulated deficit...........     $ 8,406,741
                                                                  -----------

Accumulated deficit..........................................     $(5,056,944)
                                                                  -----------

Deferred compensation........................................     $  (487,760)
                                                                  -----------

TOTAL STOCKHOLDERS' EQUITY...................................     $ 2,862,172
                                                                  -----------

TOTAL CAPITALIZATION.........................................     $ 4,357,101
                                                                  ===========

                               DIVIDEND POLICY

         Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The Company has not in the past and does not currently anticipate the declaration or payment of any dividends in the foreseeable future and is restricted by its revolving credit agreement to pay cash dividends. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                           SELECTED FINANCIAL DATA


         The selected historical financial data presented below are derived from financial statements of the Company, which have been audited by Moore Stephens, P.C. independent accountants, whose reports are included elsewhere herein, except for the financial statements for the nine months ended March 31, 1997 which are unaudited. The data set forth below should be read in conjunction with and is qualified in its entirety by the Company's Financial Statements, Related Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                          SUMMARY BALANCE SHEET DATA


                                                              March 31, 1997
                                                             ------------------
                                                             Actual (unaudited)
                                                             ------------------
Working Capital (Deficit).............................           $1,612,072

Total Assets..........................................           $9,083,246
                                                                 ----------

Total Liabilities.....................................           $6,077,707
                                                                 ----------
Long-Term Obligations.................................           $1,539,194

Minority Interest.....................................           $  143,367
                                                                 ----------
Stockholders' Equity..................................           $2,862,172
                                                                 ----------


                        SUMMARY INCOME STATEMENT DATA

                                         Nine Months
                                             Ended
                                            March 31                                    Years Ended June 30,
                                    ----------------------        --------------------------------------------------------------
                                      1997         1996           1996            1995          1994          1993        1992
                                    ---------    --------         -----           -----         -----         ----        -----
                                   (unaudited)  (unaudited)
Revenues                          $19,557,647   $23,737,114     $30,000,912   $31,524.,365   $26,874,587  $10,507,272   $16,820,979

Gross Profit                        2,356,378     3,734,225       4,614,220      4,855,273     3,261,986    1,068,294     1,520,978

(Loss) Income from Operations      (2,149,432)     (209,018)       (987,450)      (972,449)      374,457     (384,873)      367,648

Net (Loss) Income                  (2,438,396)     (443,507)     (1,331,431)    (1,224,709)      415,114     (787,512)      152,103

Pro forma Net
 (Loss) Income (1)                ( 2,438,396)     (443,507)     (1,331,431)    (1,224,709)      415,114     (787,512)      111,760

Net Income (Loss)
 per Share (1)                          (1.80)         (.33)           (.98)          (.91)          .31        (2.55)          .36

Average Number of
 Common Shares
 Outstanding                        1,352,424     1,352,424       1,352,424      1,350,144     1,344,828      308,786       308,333


-------------

(1) Gives effect to income tax expense as if the Company had been a C
    Corporation.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this prospectus.

Results of Operations


 Nine Months Ended March 31, 1997 Compared to Nine Months Ended March 31, 1996.



         Total revenues for the nine months ended March 31, 1997, were $19,557,647 compared to $23,737,114 for the nine months ended March 31, 1996. This represents a decrease of $4,179,467 or 18%.



         Revenues from computer product sales and rentals for the nine months ended March 31, 1997 totaled $13,954,875, and $7,170,285 or 34% decrease compared to $21,125,160 for the nine months ended March 31, 1996. The sales decrease is reflective of a general industry sales decrease which results in part from price reductions in new computer hardware which negatively impacts selling prices and sales of used computer hardware. The Company anticipates the lower computer products sales trend to continue into the next fiscal year.



         Medical product sales and rentals contributed $5,602,772 in revenues for the nine months ended March 31, 1997, compared to $2,611,954 for the nine months ended March 31, 1996. The current nine month's result represents a $2,990,818 or 115% increase in revenues over the same period in 1996.
Continuing investments by Medical Marketplace, Inc. in experienced sales representatives and technical staff, as well as a growing recognition within the industry as an established reseller of previously owned and upgraded magnetic resonance imaging, computed tomograph scanner and ultrasound equipment have positively impacted the sales of this subsidiary. Continued growth and sustained profitability for this subsidiary are expected into the next fiscal year.



         Previously owned medical equipment is gaining acceptance in the health care community as a cost effective alternative to new equipment. The Company believes that its field representative program, financial strength and support structure will provide Medical Marketplace, Inc. a distinct advantage over many of the subsidiary's competitors.




         Total aggregate cost of revenues for the nine months ended March
31, 1997 and 1996  were $17,201,269 or 88% of revenues and $20,002,889 or
84% of revenues, respectively. The higher cost of revenues percentage in the current nine months is reflective of the reduced operating leverage resulting from lower product sales and the Company's focus on liquidating older inventory which has a lower profit margin. Cost of revenue percentages are expected to remain relatively stable during the next fiscal year with small decreases anticipated. Factors which will favorably reduce the cost of revenues percentage include; a Company focus toward higher margin transactions through a focus on the Company's end user customer base, a change in computer sales representative compensation plans which includes a substantially higher base salary and less of a commission component than prior periods and the positive effect that higher margin medical equipment sales will have on the consolidated percentage.



         Cost of revenues for computer products were $12,629,457 or 91% of revenues and $17,913,905 or 85% of revenues for the nine months ended
March 31, 1997 and 1996, respectively. The higher cost of revenues percentage in the current nine months is reflective of the reduced operating leverage resulting from lower computer product sales and the Company's focus on liquidating older inventory which has a lower profit margin.



         Costs of revenues for medical products were $4,571,812 or 82% of revenues and $2,088,984 or 80% of revenues for the nine months ended March 31, 1997 and 1996, respectively.



         Total selling, general and administrative ("SG&A") expenses for the nine months ended March 31, 1997 and 1996 were $4,505,810 or 23% of revenues and $3,943,243 or 17% of revenues, respectively. The aggregate increase in SG&A expenses from the prior period was $562,567 or 14%. The increase in SG&A expenses was negatively impacted by the increase in Medical Marketplace, Inc. personnel expense, the change in computer sales representative compensation plans mentioned above, write-offs of certain assets relating to the closing of the Livonia, Michigan branch office, increased reserves against accounts receivable and inventory, as well as charges relating to the December 1996 Private Placement. These increases were partially offset by personnel cutbacks during the current nine months.




         SG&A expenses attributed to computer products were $3,892,064 or 28% of revenues and $3,607,918 or 17% of revenues for the nine months ended March 31, 1997 and 1996, respectively. The increase in SG&A expenses as a percentage of revenues is due primarily to the sales volume decrease previously mentioned, write-offs of certain assets relating to the closing of the Livonia, Michigan branch office, increased reserves against accounts receivable and inventory, as well as charges relating to the December 1996 Private Placement.



         SG&A expense attributed to medical products were $613,746 or 11% of revenues and $335,325 or 13% of revenues for the nine months ended March
31, 1997 and 1996, respectively.



         Total operating loss was $2,149,432 and $209,018 for the nine months ended March 31, 1997 and 1996, respectively. This $1,940,414 unfavorable change was due to a combination of factors including: a decline in computer product revenues, the delayed impact of additional cost reductions during the nine months, and lower margin sales associated with the Company's inventory reduction program.

         Operating loss for computer products was $2,566,646 and $396,663 for the nine months ended March 31, 1997 and 1996, respectively.



         Operating income for medical products was $417,214 and $187,645 for the nine months ended March 31, 1997 and 1996, respectively.



         Interest expense for the nine months ended March 31, 1997, was $301,033 compared to $277,655 for the nine months ended March 31, 1996. Management anticipates that interest expense will remain stable during the current fiscal year over similar periods in the prior year, with small decreases possible.




         The Company's consolidated net loss was $2,438,396 or $1.80 per share for the nine months ended March 31, 1997, versus $443,507 or $0.33 per share for the nine months ended March 31, 1996. The net loss was a result of the business conditions described herein.


         Year Ended June 30, 1996 compared to Year Ended June 30, 1995

         Total revenues for the year ended June 30, 1996 were $30,000,952 compared to $31,524,365 for the year ended June 30, 1995. This represents a decrease of $1,523,413 or 5%. Revenues from product sales for the year ended June 30, 1996 totaled $28,370,434 $1,782,030 or 6% decrease compared to $30,152,464 for the year ended June 30, 1995. Revenues from rental, service and other for the year ended June 30, 1996, were $1,630,518, a $258,617 or 19% increase compared to $1,371,901 for the year ended June 30, 1995.

         Superior Solutions, Inc., contributed approximately $1,592,000 in revenues for the year ended June 30, 1996 compared with approximately $2,499,000 for the year ended June 30, 1995. Superior Solutions, Inc.'s performance was disappointing and it appears that this below-standard performance will continue into the next fiscal year. In late January 1996, the local manager of the subsidiary was replaced. In addition, certain employees, including an experienced sales representative, resigned. Computer Marketplace, Inc., has implemented a strategy to more fully integrate Superior Solutions, Inc.'s networking and sales operations and networking products lines into its California based networking and sales operations. This integration has resulted, effective July 1, 1996, in these operations becoming a branch of Computer Marketplace rather than remaining a separate legal entity.

         Medical Marketplace, Inc. contributed approximately $2,880,000 in revenues for the year ended June 30, 1996, compared to approximately $601,000 for the year ended June 30, 1995. Continuing investments made by Medical Marketplace, Inc. in experienced sales representatives and technical staff, as well as a growing recognition within the industry as an established reseller of previously owned and upgraded magnetic resonance imaging, computed tomography scanner and ultrasound equipment have positively impacted the sales of this subsidiary. Continued revenue growth and sustained profitability for this subsidiary are expected into the next fiscal year.

         The Company believes that the rapid technological advances in computer products enhance its market. Many companies purchase used equipment at significant discounts from new equipment to handle most of their computing needs, as most applications do not require the latest technology available.

         Previously owned medical equipment is just beginning to gain acceptance in the health care community as a cost effective alternative to new equipment. The Company believes that its field representative program, financial strength and support structure will provide Medical Marketplace, Inc. a distinct advantage over many of the subsidiary's competitors.


         Aggregate cost of revenues for the years ended June 30, 1996 and 1995 were $25,386,732 or 85% of revenues and $26,669,092 or 85% of revenues, respectively. Cost of revenue percentages are expected to remain relatively stable during the next fiscal year with small decreases anticipated. Factors which will favorably reduce the cost of revenues percentage include; a company focus toward higher margin transactions through a focus on our end user customer base, a change in computer sales representative compensation plans which includes a substantially higher base salary and less of a commission component than prior periods and the positive effect that higher margin medical equipment sales has on the consolidated percentage.

         Selling, general and administrative ("SG&A") expenses for the years ended June 30, 1996 and 1995 were $5,601,670 or 19% of revenues and $5,827,722 or 18% of revenues, respectively. The aggregate decrease in SG&A expenses from the prior period was $226,052 or 4%. The decrease in SG&A expenses is attributed to cost reduction efforts which were partly offset by increases in costs associated with the expanded operations of Medical Marketplace, Inc. and the change in computer sales representative compensation plans mentioned above. SG&A expenses attributed to Medical Marketplace, Inc. were approximately, $472,000 and $254,000 for the years ended June 30, 1996 and 1995, respectively.

         Operating loss was $987,450 and $972,449 for the years ended June 30, 1996 and 1995, respectively. This $15,001 or 2% unfavorable change was due primarily to losses incurred in the first and fourth quarters of fiscal 1996.

         Interest expense for the year ended June 30, 1996, was $371,728 compared to $207,281 for the year ended June 30, 1995. Management anticipates that interest expense will remain stable in the next fiscal year. Decreases in interest expense are possible depending on the success of selling the Company's headquarters facility and the success in raising additional money through a private placement.

         The Company's net loss was $1,331,431 or $.98 per share for the year ended June 30, 1996, versus $1,224,709 or $.91 per share for the year ended June 30, 1995. The net loss was a result of the business conditions described herein.

Variability of Periodic Results and Seasonality

         Results from any one period cannot be used to predict the results for other fiscal periods. Revenues fluctuate from period to period; however, management does not see any seasonality or predictability to these fluctuations.

Liquidity and Capital Resources


         The Company has historically financed its growth and cash needs primarily through borrowings and cash generated from operations. The funds received through the initial public offering in June 1993, in the amount of approximately $6.6 million, enabled the Company to eliminate most of its long-term debt at that time. Working capital at March 31, 1997 and 1996 was $1,612,072 and $3,424,823, respectively.



         During the nine months ended March 31, 1997, the Company used the June 30, 1996 available cash and cash equivalents of approximately $595,000, the availability of borrowing under the Company's revolving Credit Facility, vendor extended credit and approximately $1,111,000 of reductions in the Company's inventory levels in order to fund the operations of the Company.



         Management has continued to emphasize an inventory reduction program encompassing both the stored inventory, as well as the inventory on short-term rental contracts. The effects of this program are clearly reflected in this quarter. Management believes this disciplined strategic reduction will enhance the Company's operating effectiveness, provide additional liquidity, and reduce the exposure to negative inventory valuation adjustments caused by changing market conditions. Certain temporary increases in inventory amounts are due to selected purchases made by the Company which are intended to be sold quickly. Additional inventory increases are expected relating to Medical Marketplace, Inc.'s growth.


         In addition, management intends to investigate alternative financing options to be utilized for our foreign customers in order to enhance the opportunities for the Company's medical equipment subsidiary's growth. The Company has delayed implementation of these financing options as the medical equipment subsidiary has been focused on domestic sales. In addition, the Company has listed for sale two properties located in Corona, California. Management intends to use the additional funding and proceeds from the building sales in order to pay down related long-term debt and borrowings on the revolving credit facility in addition to significantly growing the business of our medical equipment subsidiary.


         During the year ended June 30, 1996, the Company used the June 30, 1995 available cash and cash equivalents of approximately $748,000 and the availability of borrowing under the Company's Revolving Credit Facility in order to fund the operations of the Company. Investments made by the Company include improvements to its facilities of approximately $123,000, the purchase of mobile medical equipment to be used for rental of approximately $114,000 and investments of approximately $150,000 for other equipment.

         In October 1996, the Company amended its employment agreement with L. Wayne Kiley, the Company's Chairman of the Board, President and Chief Executive Officer. Pursuant to such amendment, (i) the employment agreement's expiration date of October 16, 1997 was extended to October 16, 1999, (ii) Mr. Kiley was granted the right to purchase a number of shares of Common Stock for a period of four (4) years, at a price equal to seventy five percent (75%) of the closing bid price of the Company's shares of Common Stock on the date of grant equal to 2.5%, 3% and 3.5% of the shares outstanding, should the Company report annual earnings before the payment of interest and taxes of $635,000, $875,000 and $1,000,000, respectively, (iii) Mr. Kiley will be paid a cash bonus equal to 5% of any profit realized by the Company from the sale of assets outside the ordinary course of business, and (iv) an insurance policy covering the life of Mr. Kiley whereby Mr. Kiley's estate will be paid $2,000,000 in exchange for the redemption of the shares of the Company's capital stock beneficially owned by Mr. Kiley. The employment agreement contains other customary terms and conditions including termination for cause, non-competition and confidentiality provisions.


         In December 1996, the Company entered into a one year consulting agreement with Victoria Holdings, Inc. ("Victoria Holdings"), an affiliate of Biltmore Securities, Inc. ("Biltmore"). Pursuant to the consulting agreement, Victoria Holdings agreed to assist the Company in identifying new business partners suitable for the Company and in structuring, negotiating and financing such transactions. Pursuant to the terms of the consulting agreement, the Company issued to Victoria Holdings options (the "Victoria Holdings
Options") to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share. In addition, the Company agreed to issue 1,000,000 shares of Common Stock to Victoria Holdings (the "Victoria Fee Shares") upon consummation by the Company of (i) an acquisition of a company (or companies) introduced to the Company by Victoria Holdings with net assets of at least $2,500,000 or (ii) a divestiture of the Company's assets, or a sale of a controlling interest in the Company's capital stock, to a purchaser introduced to the Company by Victoria Holdings resulting in net proceeds to the Company in excess of $2,000,000.


         In December 1996, the Company issued to certain employees, officers and directors options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share (the "Management Options"). In exchange for the issuance of certain of the Management Options, certain option holders surrendered for cancellation an aggregate of 242,500 options previously issued in June 1996 for 722,500 of the Management Options.


         On December 31, 1996 the Company concluded a private placement of 500,000 Units (the "December 1996 Private Placement") which were placed by Biltmore Securities, Inc., a broker-dealer and a member of the National Association of Securities Dealers ("Biltmore"), on a firm commitment basis. Each Unit was offered at a price of $2.00 per Unit, and consisted of one (1) share of Common Stock of Medical Marketplace, Inc., a subsidiary of the Company, and eighteen (18) Class D Redeemable Common Stock Warrants (the "Class D Warrants"). Each six (6) Class D Warrants are currently exercisable for one (1) share of the Company's Common Stock commencing

March 31, 1997 at an exercise price of $2.50 per share for a one (1) year period. The Company intends to use the proceeds from the December 1996 Private Placement to expand the business of Medical Marketplace, repay advances made by the Company to Medical Marketplace, and for working capital purposes. Prior to the December 1996 Private Placement, Medical Marketplace issued options to certain key employees to purchase an aggregate of 1,000,000 shares of Medical Marketplace Common Stock at $.80 per share.

         The Company, its officers, directors and employees and holders of 5% or more of the outstanding shares of Common Stock have agreed not to sell, pledge, transfer or hypothecate any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock of the Company for a period of eighteen (18) months from December 31, 1996 without Biltmore's prior consent.



         The Company cautions readers that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Such forward-looking statements are intended to come within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995.

                    MARKET FOR REGISTRANT'S COMMON EQUITY
                       AND RELATED STOCKHOLDER MATTERS


         The Company's securities commenced trading on The Nasdaq SmallCap Market system upon the effectiveness of the Company's Initial Public Offering on June 22, 1993. The Initial Public Offering consisted of 2,070,000 Units, each Unit consisting of one (1) share of Common Stock, one (1) Class A Redeemable Common Stock Purchase Warrant and one (1) Class B Redeemable Common Stock Purchase Warrant (without giving effect to the stock split or the Reverse Stock Split mentioned above). Effective June 22, 1993, the Common Stock, the Class A Warrants and the Class B Warrants comprising the Units were separated and began trading under the symbols "MKPL" and "MKPLW" and "MKPLZ", respectively. The Units began trading under the symbol "MKPLU". The Common Stock is regularly quoted and traded on The Nasdaq SmallCap Market system. On the close of business on May 10, 1994, at the request of the Company, the Units were delisted. The Class A Warrants and Class B Warrants were delisted from The Nasdaq SmallCap Market as of the close of business on December 18, 1996. As of February 10, 1997, there were approximately 57 holders of record of the Company's common stock and approximately 1,300 beneficial owners.



         In March 1994, the Company's Board of Directors approved a two-for-one stock split (the "Stock Split") with respect to each outstanding share of the Company's Common Stock, such approval to be contingent upon the approval of a majority of the stockholders of an increase of the Company's Common Stock from 15,000,000 shares to 50,000,000 shares. In March 1994, stockholders representing a majority of the shares outstanding approved by written consent in lieu of a special meeting of stockholders an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock. In May 1994, the Company distributed to its stockholders an Information Statement summarizing these transactions. On June 6, 1994, each holder of an outstanding share of the Company's common stock received an additional share of Common Stock as a result of the Stock Split. In March 1997, the Company's Board of Directors approved the Reverse Stock Split which was subsequently approved by the Company's shareholders on April 4, 1997 and became effective on April 17, 1997. All price per share references contained herein reflect the consummation of the Stock Split, but not the consummation of the Reverse Stock Split.


         The following table indicates the high and low bid prices for the Company's, Common Stock, the Class A Warrants and the Class B Warrants for each of the quarters in the period from July 1, 1995, through March 31, 1997, based upon information supplied by the Nasdaq system. Prices represent quotations between dealers without adjustments for retail markups, markdowns or commissions, and may not represent actual transactions.

             For the Period from July 1, 1995 to March 31, 1997
                               Quoted Bid Price



                     1st Quarter    2nd Quarter*  3rd Quarter*   4th Quarter*
                     -----------    -----------   ------------   ------------
1997
----
Common Stock:
         High            21/32          12/32          7/32
         Low             11/31           1/32          1/32
Class A Warrants
         High              1/8           1/16
         Low              1/16           1/32
Class B Warrants
         High             3/32           1/32
         Low              1/32           1/32




1996                 1st Quarter    2nd Quarter   3rd Quarter    4th Quarter
----                 -----------    -----------   -----------    -----------

Common Stock:
         High             3/4            9/16         17/32          21/32
         Low              9/32           9/32         1/4            1/4
Class A Warrants
         High             5/32           1/8          1/8            5/32
         Low              1/32           1/32         1/16           1/32
Class B Warrants
         High             1/16           3/32         1/16           3/32
         Low              1/16           1/16         1/16           1/32


--------------
* The Class A and Class B Warrants were delisted from The Nasdaq SmallCap Market on December 18, 1996.


         On May 14, 1997, the closing bid prices of the Common Stock, as reported on The Nasdaq SmallCap Market System was $1.25 (which gives effect to the Reverse Stock Split). As of February 10, 1997 there were approximately 1,300 beneficial owners and 57 holders of record of the Company's Common Stock.



         The Company's Common Stock is traded on The Nasdaq SmallCap Market ("Nasdaq"). Under the rules of Nasdaq in order to qualify for continued quotation of securities on Nasdaq, the Company, among other things, must have either (i) $2,000,000 in assets, $1,000,000 in stockholder equity and a minimum bid price of $1.00 per share (the "Minimum Bid Requirement") or alternatively
(ii) $2,000,000 in total capital and surplus, and $1,000,000 in market value of public float (the "Capital Market Value Requirement"). On January 21, 1997, the Staff of Nasdaq advised the Company that the Company failed to satisfy the Capital Market Value Requirement and the Minimum Bid Requirement with respect to its shares of Common Stock. The Company was then provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to do so would have resulted in delisting the Company's shares of Common Stock. On March 21, 1997 the Company was informed by Nasdaq that the Company complied with the Minimum Bid Requirement. On April 3, 1997 the Staff of Nasdaq advised the Company that the Company's shares of Common Stock failed to meet the Capital Market Value Requirement and the Minimum Bid Requirement. In order to continue the listing of its Common Stock on Nasdaq, the Company, was provided 90 days to meet the Capital Market Value Requirement or the Minimum Bid Requirement. On May 21, 1997, the Company was advised by the staff of Nasdaq that it is in compliance with the continued listing requirements. It should be noted that, Nasdaq filed in early March 1997, with the SEC, proposed rule changes to the maintenance standards required by Nasdaq. Upon SEC approval the Company would have six (6) months to meet the new maintenance standards.



Under the proposed new standards for continued inclusion on The Nasdaq SmallCap Market the Company would have to maintain net tangible assets of $2,000,000 or net income of $500,000 in two of the last three years or a market capitalization of at least $35,000,000. If the proposed rule changes are approved by the SEC and adopted by Nasdaq, it is unlikely that the Company would be able to comply with such new standards.


         Computer Marketplace has no dividend policy, is restricted by its revolving credit agreement to pay cash dividends, and does not intend to pay any dividends in the foreseeable future.

                                   BUSINESS
General

         Computer Marketplace, Inc. a California corporation, was incorporated on July 19, 1983, as Quality Associates, Inc. and changed its name to Computer Marketplace, Inc. in June 1987. In March 1993, Computer Marketplace changed its name to Computer Marketplace(R), Inc. ("Computer Marketplace(R)") and its state of incorporation from California to Delaware, Computer Marketplace(R) is currently engaged in the national wholesale distribution of new and used computer equipment to dealers, computer maintenance companies, leasing companies, equipment brokers, and end-users. A majority of this equipment is manufactured by International Business Machine Corporation ("IBM") and includes computer peripheral equipment, upgrades and parts, particularly for AS/400, and RISC System/6000 computer systems. Computer Marketplace(R) also sells new computer equipment produced by IBM, Digital Equipment Corporation, Compaq, Hewlett Packard, Motorola, as well as a number of other manufacturers. Many of the new product lines require value added services, software or hardware. Computer Marketplace(R) has made significant investments in its employees in order to increase their technical knowledge of the new product lines and Computer Marketplace(R) has attracted various value added software products, many in the document imaging and document management areas, in order to enhance its value added portfolio. The new product lines generally require Computer Marketplace(R) not to remarket used equipment manufactured by the Original Equipment Manufacturer ("OEM").


         In June 1993, prior to the 2-for-1 stock split and the Reverse Stock Split mentioned above, the Company consummated its initial public offering of 2,070,000 units, each unit consisting of one (1) share of Common Stock, one (1) Class A Warrant and one (1) Class B Warrant (the "IPO Units"). See "Description of Securities." The Company received net proceeds of approximately $6,594,179 from its initial public offering.


         In March of 1994, Computer Marketplace(R) formed Medical Marketplace, Inc. ("Medical Marketplace") as a wholly owned subsidiary to engage in worldwide distribution of used medical equipment to health care providers. In September 1994, Computer Marketplace(R) formed Marketplace Asset Recovery Services, Inc. ("MARS") as a wholly owned subsidiary to perform asset recovery assignments, repossessions and asset verifications. The operations of MARS to date, have not been material to the consolidated financial statements. In June 1996, management began the process of closing down the operations of MARS. In August 1996, MARS was renamed Marketplace Leasing, Inc., ("MLI"). Management intends to utilize MLI for equipment leasing transactions. In January 1994, Computer Marketplace(R) formed a wholly owned subsidiary, Superior Solutions, Inc. ("SSI") (formerly called Computer Marketplace-SSI, Inc.), to purchase certain assets and assume certain obligations of Synergy Solutions, Inc. and International Associated Marketing Corporation, both located in Livonia, Michigan. These companies were engaged principally in the development, installation and maintenance of local and wide area networks, were Novell Platinum Authorized Resellers, and were also selling computer hardware. On July 1, 1996, the employees of SSI began operating as a sales and networking branch of Computer Marketplace(R). The distinct business operations of SSI., will be gradually phased down as its operations are fully integrated into Computer Marketplace(R). In June 1996, the Company discontinued the operation of SSI. Computer Marketplace(R) and its subsidiaries are hereinafter referred to as the "Company".

         Computer Marketplace(R) purchases computer equipment from a variety of sources and suppliers and sells or rents the equipment nationwide and in Europe to companies ranging in size from small companies to Fortune 500 corporations. Computer Marketplace's operations and primary selling efforts are conducted from its principal office in Corona, California. Computer Marketplace(R), which maintains a service and inventory storage center at its Corona headquarters, also has arrangements to inventory its equipment on a temporary basis at independent service centers across the country.


         Medical Marketplace buys and resells a wide variety of medical equipment including Magnetic Resonance Imaging ("MRI"), Computed Tomography Scanners ("CT") and Ultrasound equipment. In addition Medical Marketplace provides customers with consulting services related to equipment acquisition, equipment layout and facility design. Medical Marketplace also has a small rental program which provides new equipment and contract service with mobile MRI and CT equipment. Medical Marketplace conducts its primary distribution operations from its main office in Corona, California, which is shared with the Company. It also has sales representatives in Northern California, Kansas, Washington State and North Carolina.



         In December 1996, the Company entered into a one year consulting agreement with Victoria Holdings, Inc. ("Victoria Holdings"), an affiliate of Biltmore Securities, Inc. ("Biltmore"). Pursuant to the consulting agreement, Victoria Holdings agreed to assist the Company in identifying new business partners suitable for the Company and in structuring, negotiating and financing such transactions. Pursuant to the terms of the consulting agreement, the Company issued to Victoria Holdings options (the "Victoria Holdings Options") to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share. In addition, the Company agreed to issue 1,000,000 shares of Common Stock to Victoria Holdings (the "Victoria Fee Shares") upon consummation by the Company of (i) an acquisition of a company (or companies) introduced to the Company by Victoria Holdings with net assets of at least $2,500,000 or (ii) a divestiture of the Company's assets, or a sale of a controlling interest in the Company's capital stock, to a purchaser introduced to the Company by Victoria Holdings resulting in net proceeds to the Company in excess of $2,000,000.



         In December 1996, the Company issued to certain employees, directors and consultants of the Company (the "Management Optionholders") options (the "Management Options") to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share (the "Management Options").



         On December 31, 1996 the Company concluded a private placement of 500,000 Units (the

"December 1996 Private Placement") which were placed by Biltmore, on a firm commitment basis. Each Unit was offered at a price of $2.00 per Unit, and consisted of one (1) share of Common Stock of Medical Marketplace, Inc., and eighteen (18) Class D Redeemable Common Stock Purchase Warrants (the "Class D Warrants"). Each six (6) Class D Warrants are exercisable for one (1) share of the Company's Common Stock commencing March 31, 1997 at an exercise price of $2.50 per share for a one (1) year period.


         On January 21, 1997 the Staff of Nasdaq advised the Company that the Company failed to satisfy the Capital Market Value Requirement and the Minimum Bid Requirement with respect to its shares of Common Stock. The Company was provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to comply would have resulted in delisting the Company's shares of Common Stock. On March 21, 1997, the Company was informed by Nasdaq that the Company complied with the Minimum Bid Requirement.


         In March 1997, the Company's Board of Directors approved a 1-for-6 reverse stock split (the "Reverse Stock Split") with respect to each outstanding share of the Company's Common Stock, such approval to be contingent upon the approval of a majority of the Company's Stockholders. The Company's Board of Directors conducted its annual meeting of shareholders on April 4, 1997 (the "Annual Meeting") where, among other things, the Company's shareholders voted to approve the Reverse Stock Split. At the Annual Meeting the Company's shareholders also voted (i) to elect five (5) directors to the Board of the Company for a one (1) year term, including, L. Wayne Kiley, Nancy Kiley, Rick C. Garian, J.R. Achten and Thomas E. Evans, Jr. and (ii) to ratify the appointment of Moore Stephens, P.C. as the Company's independent certified public accountant.



         On April 3, 1997 the Staff of Nasdaq advised the Company that the Company's shares of Common Stock failed to meet the Capital Market Value Requirement and the Minimum Bid Requirement. In order to continue the listing of its Common Stock on Nasdaq, the Company, was provided 90 days to meet the Capital Market Value Requirement or the Minimum Bid Requirement. On May 21, 1997, the Company was advised by the Staff of Nasdaq that it is in compliance with the continued listing requirements.



         In light of the fact that the Company has been unable to operate profitably since fiscal year ended June 1994, the Company believes that substantial measures need to be taken to address the Company's financial difficulties. The Board of Directors, after having considered numerous alternatives, has concluded that the Company must significantly reduce its expenses in order to reduce the Company's net losses. Therefore, the Company has embarked upon a cost cutting plan by reducing its workforce, closing unprofitable locations and discontinuing under performing product lines. Specifically, the Company (i) closed its branch offices in Livonia, Michigan, Traverse City, Michigan and Mariposa, California and (ii) reduced the number of employees from a high of ninety six (96) in September 1995 to twenty two (22) full-time and six (6) part-time as of April 15, 1997. See "The Company." In the event that the Company determines that these measures are insufficient to achieve profitability, the Company may reduce further its existing business or pursue divesting the Company's computer business and/or acquiring an alternative business. As of the date of this Prospectus, the Company has not entered into a definitive agreement with any third party with respect to such a transaction.


         The Company's executive office is located at 1490 Railroad Street, Corona, California. It's telephone number is (909) 735-2102.

The Computer Industry

         The computer industry has been characterized by rapid and continuous technological advances permitting cost reductions, increases in computer processing capacity and broadened user applications. Users frequently upgrade or replace their equipment in order to take advantage of technological advances or to increase data processing capacity. As a result, the equipment which is replaced by different or newer models becomes available to the secondary market, total sales revenue for the secondary computer market, both leasing and "buy-sells" combined, exceeds $25 billion annually. The Company is a member in good standing of the Computer Dealers and Lessor's Association ("CDLA"), a trade association headquartered in Washington, DC, as well as the Association of

Service and Computer Dealers International ("ASCDI") and the Computer Broker Exchange ("CBE"), a European computer dealer network.

         The large number and diversity of computer resellers renders it more cost efficient for many manufacturers to rely on wholesale distributors to assume responsibility for at least some portion of their distribution, marketing and support requirements. Similarly, due to the large number of computer product manufacturers, computer resellers often choose not to or cannot efficiently establish direct purchasing relationships with manufacturers and instead look to wholesale distributors to satisfy a significant portion of their product, marketing and technical support needs.

Computer Products

         The Company buys and resells computers, features, parts, peripherals, which include hard disk drives, memory, plug-in boards, modems, monitors and printers, and other related computer equipment. Sales of computer equipment constitutes a significant source of revenue for the Company, accounting for approximately ninety-four percent (94%) and ninety-six (96%) of computer related revenues in fiscal years 1996 and 1995, respectively. The Company is constantly adjusting its inventory to respond to shifts in product development, new technology, and shifting consumer demands.

Modems/Communications

         The Company has a distributor agreement with Motorola, which is a leading manufacturer of modems, protocol converters and multiplexes, and is one of the world's largest OEM modem suppliers, which results in the ability of the Company to offer a broad range of communication products (UDS and Codex). The Company has entered into franchise agreements for related communication products with other vendors in order to significantly increase the breath of product offerings to its customers.

RISC System/6000 Rental Program

         The Company has a rental program which provides software developers, hardware developers and other customers with equipment necessary to meet their short-term requirements in this rapidly expanding market. The Company's rental program is primarily related to the RISC System/6000 market. Rental periods typically range from one (1) month to over a year with the average rental period being approximately two (2) months. The Company does not generally rent equipment with an option to purchase; however, will respond to customer requests to convert rentals into purchases. Rental rates are based upon the product's original list price as well as market conditions. The Company provides rental customers with manufacturers' warranties relating to the rented equipment or repair or replacement at the Company's option. The Company may, from time to time, perform repair work when requested to do so; however, IBM, as well as other manufacturers, often provide technical support, including the repair and replacement of defective or non-functioning parts.

Computer Products Sales and Marketing

         The Company had a total of five (5) computer sales representatives and four (4) sales support and marketing personnel as of April 15, 1997. These representatives are located at the Company's headquarters in Corona, California. In addition to making calls to existing and potential customers, the sales team solicits new business by personal visits and advertising in trade magazines. The Company currently advertises in approximately thirteen (13) specialized national and international trade publications. The Company's customers consist of companies of all sizes, ranging from small companies to Fortune 50 corporations. A substantial portion of the Company's transactions are with repeat customers, such as computer maintenance companies, as well as computer parts suppliers. The loss of one of these companies as a customer could have a material adverse effect on the Company's business.

Computer Products Distribution Operations

         The Company conducts its primary distribution operations from its main office located in Corona, California. It has also developed relationships with stocking distributors and numerous independent refurbishing and warehouse facilities throughout the United States and other parts of the world to handle distribution, engineering and warehousing. By using stocking distributors, the Company has directly benefited by minimizing the costs of freight, engineering and distribution.

Computer Equipment Warranty Policy

         The Company, like other competing distributors, does not grant any warranties on the used products it sells. However, most of the new and used computer equipment which the Company sells is covered under either the manufacturer's warranty or the manufacturer's maintenance programs. Some of the new and used computer equipment which the Company sells is still under manufacturer's warranty. Before any returned merchandise is accepted by the Company for processing under the original manufacturer's warranty, the customer must call the Company and obtain a return merchandise authorization number. This procedure allows the Company to verify the availability of manufacturer's warranties on a case-by-case basis.

Computer Products Suppliers

         The Company has established distributor arrangements with a number of manufacturers of computer equipment which provide generally that the Company may sell certain products within a designated territory and with a targeted amount of value-added service. In addition, the Company has an established network of dealers and retail customers that provide products. The Company is not dependent upon any supplier or dealer an although the Company currently purchases a significant amount of products from certain suppliers, management believes the Company would be able to obtain similar products and pricing from other suppliers.

Computer Products Competition

         The Company competes directly with hundreds of other companies which buy, sell or lease new and used IBM, SUN, Hewlett Packard, Digital Equipment and Motorola equipment as well as equipment produced by other computer manufacturers. In addition, the Company also competes with hundreds of competitors in the area of providing value added services to its customers. Certain of the Company's competitors have substantially greater financial resources and larger staffs than the Company. The Company's principal competitors include IBM, Comdisco, Inc., Sun Data, Inc. and El Camino
Resources, Inc. The Company does not believe that a significant amount of used equipment is sold independently by owner-users of the equipment. While the aforementioned companies are listed as competitors, they also are customers of the Company. The majority of the competing companies subscribe to either of two national databases: "CDLANET" and/or "ATC Network" nationally and the "CBE Network" internationally. These databases provide the Company with access to inventory listings from competing companies, similar to the multiple-listing services to which most real estate companies subscribe.

         The Company's continued ability to compete effectively may be affected by the policies of the large equipment manufacturers. The Company attempts to provide customers with an unmatched selection of products, a high level of customer service, the knowledge and competence of its employees, and competitive pricing.

Used Medical Equipment Industry

         The used medical equipment industry is relatively young as compared to the more established computer industry. Sales of used medical equipment have been slowed due to a lack of acceptance of used equipment by health care providers stemming in part from the uncertainty of the equipment's operating condition and more generous cost reimbursement formulas given to providers by governmental agencies and insurance companies. Medical Marketplace believes that recent growth in the domestic market stems from the uncertainty caused by various proposals on the domestic health care reform program, and as a result, health care providers are attempting to minimize their capital expenditures by purchasing lower-cost used equipment. In addition, foreign-based health care providers are undergoing significant expansion and have found used equipment a cost-effective alternative to new equipment.

         Medical Marketplace believes that there are no dominant providers of used equipment in the industry. In addition, Medical Marketplace believes that many of the equipment suppliers operate on a cash basis and only a few companies can deal in larger transaction sizes of greater than $100,000. The association which provides a forum for used equipment is relatively new, unlike the association established for the computer business.

Medical Equipment and Services

         Medical Marketplace buys and resells a wide variety of equipment including Magnetic Resonance Imaging ("MRI"), Computed Tomography Scanner ("CT") and Ultrasound equipment. In addition, Medical Marketplace provides customers with consulting services related to equipment acquisition, equipment layout and facility design.

Medical Equipment Rental Program

         Medical Marketplace has a small rental program which provides new equipment providers and contract service providers with mobile MRI and CT equipment. This service allows these customers to meet their short-term equipment needs. Rentals are for approximately one month, however, weekly rentals can also occur. This program needs additional capital in order to become a significant revenue source to Medical Marketplace.

Medical Equipment Warranty Policy

         Medical Marketplace, like other competing resellers, does not grant any warranties on the used products it sells. However, most of the used medical equipment which Medical Marketplace sells is covered under either the manufacturer's warranty or the manufacturer's or third party maintenance programs.

Medical Equipment Suppliers

         Medical Marketplace has established relationships with a small but growing number of equipment brokers and leasing companies across the United States. In addition, Medical Marketplace by expanding its sales force is able to procure equipment directly from the end-user. Generally, Medical Marketplace physically inspects all major equipment before committing to purchase the item.

Medical Equipment Distribution Operations

         Medical Marketplace conducts its primary distribution operations from its main office in Corona, California. This facility is shared with the Company's computer business. Physically large pieces of medical equipment such as MRI's and CT's are often transported by Medical Marketplace from their last installed location directly to our customer's site. This allows Medical Marketplace to minimize storage and transportation costs in the transaction.

Medical Equipment Sales and Marketing

     Medical Marketplace had a total sales force at March 25, 1997 of six (6) people. Three (3) inside sales representatives who are located in Corona, California, an outside direct sales representative located in Northern California, Kansas and Washington State. In addition, Medical Marketplace attends various industry trade shows and advertises on the Internet and in selected national and international trade publications. Medical Marketplace has prospected for sales to Latin American countries however, sales have been constrained by the difficulty of foreign purchasers obtaining the necessary financing. As U.S. based financing companies develop foreign based lending operations in these countries, Medical Marketplace intends to become the financing company's used equipment vendor of choice.

     Medical Marketplace intends to significantly grow the number of domestically based outside sales representatives. This expansion will enable Medical Marketplace to call on a far greater number of end-users which will increase the number of opportunities to provide equipment and to purchase equipment at the most favorable prices. Medical Marketplace has generally focused on larger transaction sizes (i.e. greater than $50,000). Due to the complex technical nature of the equipment, the potential need for the customer to prepare the equipment site, including obtaining government permits and the significant sale prices involved in a transaction, a transaction can take up to a year to complete, although most transactions are completed in four months or less. Consequently, Medical Marketplace's revenue and operating results can vary materially from month to month.

Medical Equipment Competition

     Medical Marketplace competes directly with the new medical equipment OEM's like GE Medical Systems, Picker, Toshiba, Philip's and Siemens. Many of these new equipment OEM's have used equipment divisions. In addition, Medical Marketplace competes with a growing number of equipment brokers and leasing companies such as Comdisco, Finova, Access Medical and Remed Par. Certain of Medical Marketplace's competitors have substantially greater financial resources and larger staffs than Medical Marketplace. Medical Marketplace believes that only the largest of our competitors can match the technical ability of our employees in the Imaging, X-ray and Ultrasound technologies and only our largest competitors have the financial strength to inventory expensive MRI, CT or Ultrasound equipment. Consequently, Medical Marketplace feels that it can effectively compete against the large OEM's in used equipment transactions and will have competitive advantages over specialized equipment brokers on end-user transactions.

Government Regulation

     Neither the Company nor Medical Marketplace has been materially affected by government regulations applicable to either its computer products or its medical equipment business, respectively.

Patents, Trademarks, Licenses and Franchises

     The Company has been granted by the United States Patent and Trademark Office (i) a trademark for the AcceleRAIDer(R), on October 6, 1992, (ii) a servicemark for Computer Marketplace(R), on November 3, 1992, and (iii) a servicemark for Medical Marketplace, Inc. on August 20, 1996.

     The Company does not own any other patents, trademarks, licenses, or franchises which would be considered significant to the Company's business.

Credit Facilities

     In September 1995, the Company entered into a revolving credit facility agreement ("Credit Facility") with a financing company. This Credit Facility replaced the then outstanding $2,000,000 revolving credit line with a bank. The Credit Facility allows the Company to borrow up to $2,500,000 and bears interest at a rate of 2.25% above the lender's "reference rate" (as defined). The borrowing capacity under the Credit Facility is dependent upon "eligible" (as defined) accounts receivable and inventory, and fluctuates daily. The Credit Facility is collateralized by substantially all of the Company's assets, except for real property. The Credit Facility expires in September 1997.

     Additionally, as of December 31, 1996, the Company had long-term debt financing collateralized by its Corona headquarters and Mariposa locations, in the amounts of $1,275,000 and $150,000, respectively.

Employees

     As a result of management's focus to reduce costs and capitalize on the efficiencies gained by administrative improvements, as of March 31, 1997, the Company employed twenty two (22) full-time persons and six (6) part-time persons, including eleven (11) persons in sales, marketing and related activities, seven (7) persons in technical operations and maintenance, and nine
(9) persons in general administration and finance. The Company has experienced no work stoppages and considers its employee relations to be satisfactory. The Company's employees are not represented by a labor union.


Properties


     On April 23, 1987, L. Wayne Kiley and Nancy Kiley, the Company's President and Secretary, respectively, purchased a fifty percent (50%) undivided interest in the land and 5,000 square-foot building at 205 East Fifth Street, Corona, California, which had, until February 1994, served as the Company's headquarters, and subsequently was used as an interim sales office and temporary headquarters for Medical Marketplace until October, 1995. On June 30, 1987, the Kiley's deeded their fifty percent (50%) interest in the land and building to the Company in exchange for 952,623 shares of common stock of the Company. The other fifty percent (50%) interest in the land and building is owned by Jack Mooney, an unrelated third party. In 1996, the Company listed this property for sale.

     On October 27, 1993, the Company purchased, at a trustee sale, a 68,457 square-foot building in Corona, California, for approximately $1,757,000. The building, which currently has over 12,000 square feet of office space, is used as the Company's headquarters. Due to favorable local real estate market conditions, in August 1996, the Company listed this facility for sale.

     On January 21, 1994, the Company purchased a two-story, 6,300 square-foot office building located in Mariposa, California, for $215,000. The Company intends to sell this facility in the near future. The Company has renovated this facility and has leased fifty percent of the unused space.


     On May 12, 1997, the Company entered into a Standard Offer Agreement and Escrow Instructions for Purchase of Real Estate whereby the Company agreed to sell its headquarters facility in Corona, California for the purchase price of two million five hundred thousand dollars ($2,500,000). This transaction is expected to close in June 1997. The Company has also recently closed certain satellite locations in Michigan and Mariposa, California.

     Management believes that the above properties are adequately covered by insurance.

Legal Proceedings

      The Company commenced an unfair trade name infringement action entitled Computer Marketplace(R), Inc. v. RK Productions/Case No. 260667 in Riverside County, California Superior Court on January 20, 1995. The defendant failed to respond to the Company's complaint, and is therefore, in default. Subsequently, the defendant (under the name National Productions, Inc.) filed a Federal lawsuit in the Central District of California entitled National Productions, Inc. v. Computer Marketplace(R), Inc./Case No. 95-3225 on May 19, 1995. Computer Marketplace(R) has counterclaimed in the Federal action which supersedes the earlier state court action. Discovery in the case is substantially complete and currently the case is in the negotiation phase. The outcome of this lawsuit cannot be predicted, but the Company intends to vigorously defend the action and is of the opinion that the lawsuit will not have a material effect on the results of operations, cash flows and financial position of the Company.

                                  MANAGEMENT

Directors and Executive Officers

     The following persons are the current executive officers, directors and key employees of the Company:


Name                     Age              Position
----                     ---              --------
L. Wayne Kiley           53               President, Chief Executive Officer
                                          and Director

Rick C. Garian           50               Chief Operating Officer and Director

Carmella Hume            32               Controller (Chief Accounting Officer)

Nancy Kiley              38               Secretary and Director

J. R. Achten             53               Director

Thomas E. Evans, Jr.     56               Director


     All Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board.

     Outside Directors shall receive $10,000 per year as compensation for their services. Directors who are also officers of the Company do not receive any compensation for serving on the Board of Directors. All Directors are reimbursed by the Company for any expenses incurred in attending Directors' meetings.

Background of Executive Officers and Directors

L. Wayne Kiley has been the President and Chief Executive Officer of the Company since March 2, 1984, and a director since June 19, 1983. From 1978 to 1983, he was a self-employed independent real estate developer in Tucson, Arizona. From 1970 to 1978, he was the owner of the Business Exchange in Santa Ana, California. He graduated in 1969 from Michigan State University with a Bachelor of Arts degree in Political Science.


Rick C. Garian has served as Chief Operating Officer of the Company since January, 1997 and as a Director since April 1997. Prior to becoming Chief Operating Officer, Mr. Garian served as an executive consultant to the Company, as part of his own management consulting practice, which was established in 1991. He graduated from Michigan State University with a Business Administration degree.


Carmella Hume has served as Controller of the Company since January 1997 and previously served as a Senior Accountant from July 1995 to January 1997. From 1993 to 1995, Ms. Hume served as a Controller of Triple M. Apparel, a clothing manufacturer, and from 1991 to 1993 she was the Controller of LeaJoy Corporation, an artificial plant manufacturer. Ms. Hume received her Bachelor of Science Degree in Business Administration from Chapman University.

Nancy Kiley has served as Secretary and director of the Company since March 2, 1984, and is the wife of L. Wayne Kiley, the Company's President and Chief Executive Officer.

J. R. Achten has been a director of the Company since May 1993. Mr. Achten has been President and Chief Executive Officer of Millennium Enterprises, Inc., located in Laguna Niguel, California, since 1987. Millennium Enterprises, Inc. is in the business of real estate sales and development, as well as computer sales. Mr. Achten attended Long Beach State College and graduated with a Bachelor of Arts degree in Economics.

Thomas E. Evans, Jr. has been a director since February 1994. Mr. Evans, since July 1995, has been the President, Orange County Division, of Fidelity National Title Insurance Company. Since 1993, he served as Vice President, and prior to that, held various senior management positions with that same company since 1980. Mr. Evans is a member of the American Land Title Association and is President of California Land Title Association. Mr. Evans served from 1984 to 1992 as a director of Fidelity National Financial, Inc., which is listed on the New York Stock Exchange.

There are no family relationships among any of such persons, except that L. Wayne Kiley, the Company's President and Chief Executive Officer, is married to Nancy Kiley, the Company's Secretary.

                            EXECUTIVE COMPENSATION

     The following table shows all the cash compensation paid or to be paid by the Company to the Chief Executive Officer, three of the Company's executive officers and a former officer who received in excess of $100,000 in annual salary and bonus, for the fiscal years ended June 30, 1996, 1995, and 1994:


                                         Annual                          Compensation
                                      Compensation                          Awards
(a)                            (b)                 (c)              (d)             (g)               (i)
                                                                                  Number of       All Other
Name and Principal Position    Year                Salary          Bonus          Options         Compensation
---------------------------    ----                ------          -----          ---------       ------------
L. Wayne Kiley, President      1996              $ 303,814        $  --           195,833(5)      $ 1,313
Chief Executive Officer and    1995              $ 302,500        $  --           166,667         $ 3,702
Director                       1994              $ 275,000        $1,077              ---         $ 4,966

David L. Roekle,               1996              $ 223,717        $  --            41,667(5)      $ --
Senior Vice President          1995              $ 218,400        $  --                --         $ --
Chief Operating Officer and    1994              $  84,618        $  --            16,667         $   921
Director(1)

Thomas Iwanski
Vice President
Chief Financial Officer        1996              $  97,885        $  --            30,000(5)      $ --
Assistant Secretary and        1995              $  87,561        $  --                --         $ --
Director(2)

Richard S. Pisapia
Senior Vice President          1996              $  80,808        $19,423          20,833         $ 3,461
Sales(3)

Joanne Mitchell                1995              $  18,386        $  --                --         $ --
Account Executive(4)           1994              $ 305,214        $   468              --         $ 4,285
-------------------------------------------------------------------------------------------------------------------


(1)   Mr. Roekle's employment with the Company terminated in August 1996.

(2)   Mr. Iwanski's employment with the Company terminated in January 1997.

(3)   Mr. Pisapia's employment with the Company terminated in December 1996.

(4) Ms. Mitchell's employment with the Company terminated in June 1994. Her 1995 salary includes amounts paid in July 1994 related to prior sales.

(5)   The number of stock options awarded includes 166,667, 16,667 and 5,000 for
      L. Wayne Kiley, David L. Roekle and Thomas Iwanski, respectively, which were replacements for an equal number of stock options previously issued to these individuals.


         The 1995 and 1994 salaries for David L. Roekle do not include $8,000 and $128,307, respectively, of consulting fees paid to Mr. Roekle's wholly owned company, Solid Rock Computer Group, Inc. See "Certain Transactions."

         The Company adopted a profit sharing plan in January 1991. The plan provided for voluntary employee contributions and discretionary contributions by the Company. The plan was intended to qualify as a defined contribution plan under the Internal Revenue Code of 1986. The amounts earned under the plan by the named individuals in the Executive Compensation table are reflected under the column headed "All Other Compensation". Due to the differences between the plan year and the Company's fiscal year, the 1994 amount represents fifty percent (50%) of the 1993 plan year contribution for L. Wayne Kiley and David L. Roekle.

         In January 1995, the Company adopted a new combined 401(k) and profit sharing plan (the "Plan") which replaced the prior plans. The new Plan covers substantially all of the Company's eligible employees. The new Plan is available to all employees with more than one (1) year of service or, to employees employed by the Company on February 1, 1995. Company contributions to the profit sharing component of the Plan will be at the discretion of management. Company contributions to the 401(K) component of the Plan will be based on a percentage of employee contributions as determined by management. The charge to operations related to the Plan for the years ended June 30, 1996 and 1995, was $18,421 and $23,398, respectively.

         In February 1995, the stockholders approved the Company's 1994 Stock Plan which allows for the issuance of stock options, restricted stock, deferred stock, bonus shares performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The maximum number of shares of Common Stock with respect to which awards may be granted is initially 166,667 shares.

         The Board of Directors may, in the future, adopt such other employee benefit and executive compensation programs as it deems advisable and consistent with the best interest of the stockholders and the financial condition of the Company.

         In May 1994, the Board of Directors of the Company approved the issuance of up to 300,000 options to certain employees and consultants of the Company (the "Options"). The Options vested immediately upon the grant thereof and are exercisable at $14.40 per share (or 80% of the fair market value on the date of grant) at any time prior to May 10, 1997. The Company granted 133,333 of the available Options during fiscal year 1994. The remaining 166,667 Options were granted in July 1994 to L. Wayne Kiley, the President and Chief Executive Officer of the Company. In June 1996, the Board of Directors of the Company approved the issuance of new non-qualified stock options to those employees and consultants who currently held the Options. These replacement options required the cancellation of the prior options, vested immediately and were exercisable at $6.00 per share at any time prior to June 11, 2000. A total of 280,500 options were issued at $6.00 per share. In December 1996, the Company's Compensation Committee approved the issuance to certain employees, officers and directors options to purchase an aggregate of 1,000,000 shares of Common Stock (the "December Options"). In exchange for the issuance of these options, certain option holders surrendered for cancellation an aggregate of 242,500 options issued in June 1996 for 722,500 of the December Options. These options vest immediately and are exercisable over a four (4) year period at $1.00 per share.

         On January 3, 1996, the Company's Board of Directors approved the issuance of 158,083 non-qualified stock options to substantially all employees of the Company, its subsidiaries, and the non-employee directors, to purchase shares of the Company's common stock at an exercise price equal to 100% of the market value of the

Company's common stock on the date of grant. The stock options require future employment or services to the Company and vest one third each on January 3, 1997, January 3, 1998, and January 3, 1999, respectively. The stock options must be exercised by January 3, 2006. On January 3, 1996, 157,083 stock options were granted at an exercise price of $1.6875 per share of which 69,333 are currently outstanding.

          On June 11, 1996, the Company's Board of Directors approved the issuance of 10,833 non-qualified stock options to seven employees of the Company. These stock options require future employment with the Company and vest one third each on June 11, 1997, June 11, 1998 and June 11, 1999, respectfully. The stock options must be exercised by June 11, 2006. On June 11, 1996, 10,833 stock options were granted at an exercise price of $3.375 per share.

          As of December 1996, the Company's subsidiary, Medical Marketplace, Inc., issued to certain employees of, and a consultant to, Medical Marketplace options to purchase an aggregate of 1,000,000 shares of Medical Marketplace common stock at an exercise price of $.80 per share. Such options vest over a two (2) year period commencing in December 1997; provided however, that in the event of an initial public offering of Medical Marketplace such options vest immediately.

          As of December 1996, the Company issued to certain employees, officers and directors options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share (the "Management Options"). In exchange for the issuance of certain of the Management Options, certain option holders surrendered for cancellation an aggregate of 240,833 options previously issued in June 1996 for 722,500 of the Management Options.

         The following table contains information concerning the grant of stock options to executive officers of the Company during the fiscal year ended June 30, 1996:

                                                                                                Potential Realizable
                                           % of Total                                           Value at Assumed
                          Number of        Options                                              Annual Rates of Stock
                          Options          Granted in        Exercise         Expiration        Price Appreciation
Name                      Granted          Fiscal Year       Price ($/sh)     Date              for Option Term
                                                                                                    5%          10%
                                                                                                    --          ---
L. Wayne Kiley,
President                  29,167(5)          44%            $1.6875          1/03/06           $ 30,953     $ 78,442
Chief Executive           166,667(6)                         $6.00            6/10/00           $215,506     $464,100
Officer and
Director

David L. Roekle            25,000(5)           9%            $1,6875          1/03/06           $26,531      $ 67,236
Senior Vice                16,667(6)                         $6.00            6/10/00           $21,550      $ 46,410
President(1)

Thomas Iwanski             25,000(5)           7%            $1.6875          1/03/06           $26,531      $ 67,236
Vice President              5,000(6)                         $6.00            6/10/00           $ 6,465      $ 13,923
Chief Fin. Officer
Asst. Sec. and
Director (2)

Richard S. Pisapia         20,833(5)           5%            $1.6875          1/03/06           $19,818      $ 52,382
Senior Vice                  ---            ----               ---             ---                ---           ----
President Sales (3)

A. Evan Windholz            8,333(5)           3%            $1.6857          1/03/06           $ 8,843      $ 22,412
Vice President -            6,667(6)                         $6.00            6/10/00           $ 8,620      $ 18,564
Sales Eastern
Region(7)

Michael MacQueen            1,667(5)           1%            $1.6875          1/03/06           $ 1,768      $ 4,482
Controller (4)              2,500(6)                         $6.00            6/10/00           $ 3,232      $ 6,961
-------------------------------------------------------------------------------------------------------------------

(1)  Mr. Roekle's employment with the Company terminated in August 1996.
(2)  Mr. Iwanski's employment with the Company terminated in January 1997.
(3)  Mr. Pisapia's employment with the Company terminated in December 1996.
(4) Mr. MacQueen's employment with the Company terminated in January 1997, although Mr. MacQueen continues to serve as a consultant to the Company.
(5)  Stock options granted in January 1996.
(6)  Stock options granted in June 1996.
(7)  Mr. Windholz's employment with the Company terminated in March 1997.

         The following table contains information concerning the aggregated option exercises during the last fiscal year and option positions at June 30, 1996, by executive officers of the Company:

                                            Aggregated Option Exercises in Last Fiscal Year
                                                       and FY-End Option Values
         (a)                   (b)                       (c)                    (d)                               (e)
                                                                                 Number of                     Value of
                                                                                Securities                    Unexercised
                                                                                Underlying                   In-the-Money
                                                                            Unexercised Options               Options at
                            Number of                                           at FY-End,                      FY-End,
                          Shares Acquired          Dollar Value                Exercisable/                       All
     Name                  on Exercise               Realized                 Unexercisable                  Unexercisable
----------------         ---------------           ------------              --------------                  -------------
L. Wayne Kiley                      -                         -                  166,667/
                                                                                  29,167                         $54,688

David L. Roekle                     -                         -                   16,667/
                                                                                  25,000                         $46,875

Richard S. Pisapia                  -                         -                      0/
                                                                                  20,833                         $39,063

Thomas Iwanski                      -                         -                    5,000/
                                                                                  25,000                         $46,875

A. Evan Windholz                    -                          -                   6,667/
                                                                                   8,333                         $15,625

Michael MacQueen                    -                          -                   2,500/
                                                                                   1,667                         $ 3,125

Employment Agreements

     On October 16, 1992, the Company entered into an employment agreement for a five (5) year term (the "Employment Term") including an additional one (1) year renewal term with L. Wayne Kiley, President and Chief Executive Officer of the Company. Pursuant to such employment agreement, Mr. Kiley will receive an annual salary of $275,000 per annum with an annual ten percent (10%) increase, effective on the agreement anniversary date, so long as the Company is profitable for the preceding fiscal year. The employment agreement also provides for the use by Mr. Kiley of a Company car, disability insurance and for bonuses and other incentive compensation as the Board of Directors deems appropriate, based upon the Company's operating performance or other reasonable criteria. In addition, Mr. Kiley will have the option (the "Original Option") to purchase up to eighteen percent (18%) of the Company's common stock, so long as the Company achieves certain earnings before the payment of interest and taxes ("EBIT"), such targets to commence with EBIT of $1,250,000 during any of the Company's fiscal years occurring during the Employment Term. The purchase price for the shares of common stock purchased pursuant to the Original Option was equal to $1.60 per share, which was eighty percent (80%) of the per share price offered to the public in connection with the Company's initial public offering.

     In October 1996, the Company amended its employment agreement with L. Wayne Kiley, the Company's Chairman of the Board, President and Chief Executive Officer. Pursuant to such amendment, (i) the employment agreement's expiration date of October 16, 1997 was extended to October 16, 1999, (ii) in exchange for termination of the Original Option Mr. Kiley was granted the right to purchase a number of shares of Common Stock for a period of four (4) years, at a price equal to seventy five percent (75%) of the closing bid price of the Company's shares of Common Stock on the date of grant equal to 2.5%, 3% and 3.5% of the shares outstanding, should the Company report annual earnings before the payment of interest and taxes of $635,000, $875,000 and $1,000,000, respectively, (iii) Mr. Kiley will be paid a cash bonus equal to 5% of any profit realized by the Company from the sale of assets outside the ordinary course of business, and
(iv) an insurance policy covering the life of Mr. Kiley whereby Mr. Kiley's estate will be paid $2,000,000 in exchange for the redemption of the shares of the Company's capital stock beneficially owned by Mr. Kiley. The Agreement contains other customary terms and conditions including termination for cause, non-competition on confidentiality provisions.

     Nancy Kiley entered into a five (5) year employment agreement with the Company as Secretary, effective October 1992. This agreement provides for a base salary of $18,000 for fiscal year 1992 with increases of $2,000 per year thereafter. The employment agreement also provided annual cost of living increases, the use of a Company car, bonuses and other incentive compensation as the Board of Directors deemed appropriate, based upon the Company's operating performance or other reasonable criteria. As of March 1, 1997, the Company suspended, indefinitely, Ms. Kiley's employment agreement.

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information, as of May 14, 1997, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five percent (5%) of the outstanding shares of the Company's Common Stock; (ii) each of the Company's executive officers and directors; and (iii) the directors and executive officers of the Company as a group:




                                                                   Approximate
Name and Address                 Amount and Nature of              Percent
of Beneficial Owner (1)          Beneficial Ownership              of Class
-----------------------          --------------------              -----------
L. Wayne Kiley (2)                      1,013,905 (3)                   49.6%

Nancy Kiley (2)                           342,794 (4)                   25.3%

Kiley Children's Trust (5)                 83,333                        6.2%

J. R. Achten                              113,611 (6)                    8.3%

A. Evan Windholz                           32,779 (7)                    2.4%

Thomas E. Evans, Jr.                       10,278 (8)                     .8%

Rick Garian                                75,000 (9)                    5.2%

Carmella Hume                              10,167 (10)                   0.7%

Victoria Holdings, Inc.                 1,000,000 (11)                  42.5%
c/o Biltmore Securities, Inc.
6700 North Andrews Avenue
Ft. Lauderdale, FL  333094

Directors and Executive                 1,184,711                       53.2%

Officers as a Group
(7 persons) (3)(4)(6)(7)(8)(9)(10)



(1) Unless otherwise indicated, the address of the beneficial owner is: c/o Computer Marketplace(R), Inc., 1490 Railroad Street, Corona, California, 91720.


(2) L. Wayne Kiley and Nancy Kiley are the joint owners of 249,183 shares of the common stock. The children of L. Wayne Kiley and Nancy Kiley are the beneficiaries of the Kiley Children's Trust, which trust holds 83,333 shares of common stock. In addition L. Wayne Kiley and Nancy Kiley formed and are directors of a charitable organization called Operation Frontline which holds 10,000 shares of common stock. The Kiley's disclaim beneficial ownership with respect to the shares of common stock held by the Kiley Children's Trust and Operation Frontline.



(3) Includes (a) 83,333 shares of Common Stock held by the Kiley Children's Trust, (b) 10,000 shares of Common Stock held by Operation Frontline,
         (c) options issued in January 1996 exercisable for 29,166 shares of Common Stock at $1.6875 per share, one-third of which vested on January 3, 1997 and (d) options issued as of December 1996 exercisable for

         661,667 shares of Common Stock at $1.00 per share. See "Executive Compensation." Mr. Kiley disclaims the beneficial ownership of the Company's securities held individually by his wife, Nancy Kiley.

(4) Includes (a) 83,333 shares of Common Stock held by the Kiley Children's Trust, (b) 10,000 shares of Common Stock held by Operation Frontline, and (c) options issued in January 1996 exercisable for 833 shares of Common Stock at $1.6875 per share, one-third of which vested on January 3, 1997. Ms. Kiley disclaims the beneficial ownership of the Company's securities held individually by her husband, L. Wayne Kiley.

(5) The Kiley Children's Trust was formed by L. Wayne Kiley and Nancy Kiley for the benefit of their children.

(6) Includes (a) 833 shares of common stock held by the Kiley Children's Trust of which Mr. Achten is the sole trustee, (b) 10,000 shares of common stock held by Operation Frontline of which Mr. Achten is a director, (c) options issued in January 1996 exercisable for 833 shares of Common Stock at $1.6875 one-third of which vested on January 3, 1997, and (d) options issued as of December 1996 exercisable for 20,000 shares of Common Stock at $1.00 per share. Mr. Achten disclaims beneficial ownership with respect to the shares of common stock held by the Kiley Children's Trust and Operation Frontline.

(7) Includes (a) options issued in January 1996 exercisable for 8,333 shares of Common Stock at $1.6875 per share, one-third of which vested on January 3, 1997 and (b) options issued as of December 1996 exercisable for 30,000 shares of Common Stock at $1.00 per share.

(8) Includes (a) options issued in January 1996 exercisable for 833 shares of Common Stock at $1.6875 per share, one-third of which vested on January 3, 1997, and (b) options issued as of December 1996 exercisable for 10,000 shares of Common Stock at $1.00 per share.

(9) Includes options issued as of December 1996 exercisable for 75,000 shares of Common Stock at $1.00 per share.

(10) Includes (a) options issued as of January 1996 exercisable for 167 shares of Common Stock at $1.6875 per share, one-third of which vested on January 3,1997, and (b) options issued in December 1996 exercisable for 10,000 shares of Common Stock at $1.00 per share.


(11) Includes options issued as of December 1996 exercisable for 1,000,00 shares of Common Stock at $1.00 per share pursuant to a Consulting Agreement with the Company. See "Certain Transactions."

                                 CERTAIN TRANSACTIONS

         On April 16, 1987, the Board of Directors of the Company approved the issuance of shares of the Company's common stock to L. Wayne Kiley and Nancy Kiley as the purchase price for their one-half (1/2) interest in the premises located at 205 East Fifth Street, Corona, California, along with the assumption of certain debt owing on such premises.

         The Company leased, on a month-to-month basis, 3,000 square feet of warehouse space located at 8509 Bedford Motorway, Corona, California, from L. Wayne Kiley, the Company's President and founder, for $1,000 per month. The Company terminated this arrangement shortly after the Company's closing on the Corona headquarters/warehouse facility. Total rent paid on this lease was $8,000 for fiscal year 1994.

         In January 1994, the Company entered into a one-year consulting agreement with Alan M. Novich, a director of the Company pursuant to which it paid Mr. Novich $10,000 per month. This agreement expired and was not renewed.

         In May 1994, the Board of Directors of the Company approved the issuance of up to 300,000 options to certain employees and consultants of the Company (the "Options"). The Options vest immediately upon the grant thereof and are exercisable at $14.40 per share (or 80% of the fair market value on the date of grant) at any time prior to May 10, 1997. The Company granted 133,333 of the available Options during fiscal year 1994. The remaining 166,667 Options were granted in July 1994 to L. Wayne Kiley, the President and Chief Executive Officer of the Company.

         In February 1995, the stockholders approved the Company's 1994 Stock Plan which allows for the issuance of stock options, restricted stock, deferred stock, bonus shares performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The maximum number of shares of Common Stock with respect to which awards may be granted is initially 166,667 shares. No awards or shares have been granted under this Plan.

         The Company has made consulting fee payments to David L. Roekle's wholly owned Company, Solid Rock Computer Group, Inc., in the amounts of $8,000 and $128,307 for fiscal years 1995 and 1994, respectively. On August 15, 1994, the consulting arrangement with Solid Rock Computer Group, Inc. was terminated.



         The Company leases office space for its branch office at Traverse City, Michigan, from the Company's President. The rent for this approximately 2,700 square foot location is $2,700 per month. The three-year lease, which contains an option for the Company or the landlord to cancel with six (6) months notice after each full year, expires on July 31, 1998. The Company has closed this office and on April 21, 1997 the Company provided the landlord with six (6) months prior written notice of its intent to cancel the lease upon the expiration of the six month notice period.

         In January 1996, the Board of Directors of the Company approved the issuance of up to 158,083 options to certain employees and consultants of the Company (the "Options"). The Options vest over a three (3) year period of time and are exercisable at $1.6875 per share (the fair market value on the date of grant) at any time prior to January 3, 2006.

         As of October 1996, the Company amended its employment agreement with
L. Wayne Kiley, the Company's Chairman of the Board, President and Chief Executive Officer. Pursuant to such amendment, (i) the employment agreement's expiration date of October 16, 1997 was extended to October 16, 1999, (ii) Mr. Kiley was granted the right to purchase a number of shares of Common Stock for a period of four (4) years, at a price equal to seventy five percent (75%) of the closing bid price of the Company's shares of Common Stock on the date of grant equal to 2.5%, 3% and 3.5% of the shares outstanding, should the Company report annual earnings before the payment of interest and taxes of $635,000, $875,000 and $1,000,000, respectively, (iii) Mr. Kiley will be paid a cash bonus equal to 5% of any profit realized by the Company from the sale of assets outside the ordinary course of business, and (iv) an insurance policy covering the life of Mr. Kiley whereby Mr. Kiley's estate will be paid $2,000,000 in exchange for the redemption of the shares of the Company's capital stock beneficially owned by Mr. Kiley. The Agreement contains other customary terms and conditions including termination for cause, non-competition on confidentiality provisions.


         In December 1996, the Company entered into a one year consulting agreement with Victoria Holdings, Inc. ("Victoria Holdings"), an affiliate of Biltmore Securities, Inc. ("Biltmore"). Pursuant to the consulting agreement, Victoria Holdings agreed to assist the Company in identifying new business partners suitable for the Company and in structuring, negotiating and financing such transactions. Pursuant to the terms of the consulting agreement, the Company issued to Victoria Holdings options (the "Victoria Holdings Options") to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share . In addition, the Company agreed to issue 1,000,000 shares of Common Stock to Victoria Holdings (the "Victoria Fee Shares") upon consummation by the Company of (i) an acquisition of a company (or companies) introduced to the Company by Victoria Holdings with net assets of at least $2,500,000 or (ii) a divestiture of the Company's assets, or a sale of a controlling interest in the Company's capital stock, to a purchaser introduced to the Company by Victoria Holdings resulting in net proceeds to the Company in excess of $2,000,000.



         As of December 1996, the Company issued to certain employees, directors and consultants of the Company options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share. In exchange for the issuance of certain of the Management Options, certain option holders surrendered for cancellation an aggregate of 240,832 options previously issued in June 1996 for 722,500 of the Management Options.


         As of December 1996, the Company's subsidiary, Medical Marketplace, Inc., issued to certain employees of, and a consultant to, Medical Marketplace options to purchase an aggregate of 1,000,000 shares of Medical Marketplace common stock at an exercise price of $.80 per share. Such options vest over a two (2) year period commencing in December 1997; provided however, that in the event of an initial public offering of Medical Marketplace such options vest immediately.


         On December 31, 1996 the Company concluded a private placement of 500,000 Units (the "December 1996 Private Placement") which were placed by Biltmore, on a firm commitment basis. Each Unit was offered at a price of $2.00 per Unit, and consisted of one (1) share of Common Stock of Medical Marketplace, Inc., and eighteen (18) Class D Redeemable Common Stock Purchase Warrants (the "Class D Warrants"). Each six (6) Class D Warrants are exercisable for one (1) share of the Company's Common Stock commencing March 31, 1997 at an exercise price of $2.50 per share for a one (1) year period.



         The Company, its officers, directors and employees and holders of 5% or more of the outstanding shares of Common Stock have agreed not to sell, pledge, transfer or hypothecate any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company for a period eighteen (18) months from December
31, 1996 without Biltmore's prior consent.

         With respect to each of the foregoing transactions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. Future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of independent and/or disinterested members of the board of directors.


                          DESCRIPTION OF SECURITIES

Preferred Stock

         The Certificate of Incorporation of the Company authorizes the issuance of up to 1,000,000 shares of preferred stock, $.0001 par value per share, none of which are issued and outstanding as of the date of this Prospectus. Pursuant to the Certificate of Incorporation, the Company's Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Certificate of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences.

Common Stock

         The Company is currently authorized to issue up to 50,000,000 shares of Common Stock, of which 1,352,424 shares were issued and outstanding as of the date of this Prospectus. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

         Subject to the rights of holders of Preferred Stock, holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. See "Dividend Policy." Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Stock, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock and the Common Stock is not subject to call. The holders of Common Stock do not have any preemptive or other subscription rights.

         Holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings including the Annual Meeting, for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

Class A Warrants



         Each six (6) Class A Warrants entitles the holder to purchase two (2) shares of Common Stock at a price of $28.50 per two shares for a period of four
(4) years commencing one (1) year from June 22, 1993. Each Class A Warrant is redeemable by the Company for $.05 per Warrant, at any time after June 22, 1994, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common

Stock is traded, Nasdaq or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $27.00 per share for twenty (20) consecutive trading days ending within ten (10) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of Class D Warrants, the Company shall have the right, subject to compliance with Rule 13e-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13e-4, to reduce the exercise price and/or extend the term of the Class D Warrants.


Class B Warrants

         Each six (6) Class B Warrants entitles the holder to purchase two (2) shares of Common Stock at a price of $33.00 per two shares for a period of four
(4) years commencing one (1) year from June 22, 1993. Each Class B Warrant is redeemable by the Company for $.05 per Warrant, at any time after June 22, 1994, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, Nasdaq or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $33.00 per share for twenty (20) consecutive trading days ending within ten (10) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of Class B Warrants, the Company shall have the right, subject to compliance with Rule 13e-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13e-4, to reduce the exercise price and/or extend the term of the Class B Warrants.

Class C Warrants

         Each six (6) Class C Warrants entitles the holder to purchase two (2) shares of Common Stock at a price of $93.00 per two shares for a period of four
(4) years commencing one (1) year from June 22, 1993. Each Class C Warrant is redeemable by the Company for $.05 per Warrant, at any time after June 22, 1994, upon thirty (30) days' prior written notice if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, Nasdaq or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $33.00 per share for twenty (20) consecutive trading days ending within ten (10) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of

Class C Warrants, the Company shall have the right, subject to compliance with Rule 13e-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13e-4, to reduce the exercise price and/or extend the term of the Class B Warrants.

Class D Warrants

         Each six (6) Class D Warrants entitles the holder to purchase one (1) share of Common Stock at a price of $2.50 per share for a period of one (1) year commencing March 31, 1997. Each Class D Warrant is redeemable by the Company for $.05 per Warrant, at any time upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, Nasdaq or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $30.00 per share for twenty

(20) consecutive trading days during a thirty (30) day period ending within 10 days prior to the date of the notice of redemption, which Notice shall be mailed no later than five (5) days thereafter. Upon thirty (30) days' written notice to all holders of Class D Warrants, the Company shall have the right, subject to compliance with Rule 13e-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13e-4, to reduce the exercise price and/or extend the term of the Class D Warrants.

Delaware Anti-Takeover Law

         The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner. As a result of
Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Limitation on Liability of Directors

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv)

for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

         Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law.

         The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the "Commission), such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Securities and Exchange Commission Policy

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Transfer Agent and Registrar

         The transfer agent for the Company's shares of Common Stock, Class A Warrants, Class B Warrants and Class D Warrants is American Stock Transfer & Trust Company, located at 40 Wall Street, New York, NY 10005.

                           SELLING SECURITYHOLDERS


         The Registration Statement of which this Prospectus forms a part relates to the resale of an aggregate of 9,000,000 Class D Warrants held by Gulf Stream Financial Group, Inc. (900,000 Class D Warrants), Irving Kraut Pension Plan (4,500,000 Class D Warrants), Martin Rothstein (2,700,000 Class D Warrants) and Paramount Funding Corporation (900,000 Class D Warrants).



         The Registration Statement of which this Prospectus forms a part also relates to the resale of (i) 1,000,000 shares of Common Stock issuable to Victoria Holdings, Inc., a consultant to the Company, upon the exercise of an option held thereby, and (ii) the resale of an aggregate of 1,000,000 shares of Common Stock issuable to the employees, directors and consultants of the Company set forth below upon the exercise of the Management Options held thereby:



                                                                                                       Percent of
                         Shares of Common                                    Shares of Common          Common Stock
                         Stock Beneficially           Shares of              Stock Beneficially        Beneficially
                         Owned before                 Common Stock           Owned After               Owned After
Name                     Offering(1)                  Offered Hereby         Offering                  Offering
 ------                   -----------                  -------                ---------                 --------------
Robert Aguilar........            500                      500                     0                       0.00
Sharon Allen..........         10,000                   10,000                     0                       0.00
Kathy Banuelos........          5,000                    5,000                     0                       0.00
Bruce Bowen...........          2,500                    2,500                     0                       0.00
Dave DeGroff..........            500                      500                     0                       0.00
Trina Gomer...........          2,500                    2,500                     0                       0.00
Rick Garian...........         75,000                   75,000                     0                       0.00
Shiping He............            500                      500                     0                       0.00
Brian Hintergardt.....         33,333                   33,333                     0                       0.00
Mella Hume............         10,167 (2)               10,000                   167                       0.01
L. Wayne Kiley........      1,013,905 (3)              661,667               284,738                      21.05
Charlie Lewis.........          5,000                    5,000                     0                       0.00
Pat Martin............          2,500                    2,500                     0                       0.00
Tom Mason.............         50,000                   50,000                     0                       0.00
Julie Newberry........         10,000                   10,000                     0                       0.00
Jean Pettis............        10,000                   10,000                     0                       0.00
Michael Reeves.........         2,500                    2,500                     0                       0.00
Phil Sitko.............           500                      500                     0                       0.00
Craig Stephens.........         5,500                    5,500                     0                       0.00
Patty Wall.............        15,000                   15,000                     0                       0.00
George Walter..........         7,500                    7,500                     0                       0.00
J.R. Achten............       113,611 (4)               20,000                93,611                       6.92
Thomas Evans...........        10,278 (5)               10,000                   278                       0.01

Bernstein &
Wasserman, LLP.........        60,000                   60,000                     0                       0.00



1. Unless otherwise identified, all shares of Common Stock beneficially owned are shares of Common Stock issuable upon exercise of the Management Options.

2. Includes options issued as of January 1996 exercisable for 167 shares of Common Stock at $1.6875 per share.



3. Includes (a) 83,333 shares of Common Stock held by the Kiley Children's Trust, (b) 10,000 shares of Common Stock held by Operation Frontline, (c) options issued in January 1996 exercisable for 29,166 shares of Common Stock at $1.6875 per share, one-third of which vested on January 3, 1997 and (d) options issued as of December 1996 exercisable for 661,667 shares of Common Stock at $1.00 per share. See "Executive Compensation." Mr. Kiley disclaims the beneficial ownership of the Company's securities held individually by his wife, Nancy Kiley.



4. Includes (a) 833 shares of common stock held by the Kiley Children's Trust of which Mr. Achten is the sole trustee, (b) 10,000 shares of common stock held by Operation Frontline of which Mr. Achten is a director, (c) options issued in January 1996 exercisable for 833 shares of Common Stock at $1.6875 one-third of which vested on January 3, 1997, and (d) options issued as of December 1996 exercisable for 20,000 shares of Common Stock at $1.00 per share. Mr. Achten disclaims beneficial ownership with respect to the shares of common stock held by the Kiley Children's Trust and Operation Frontline.



5. Includes (a) options issued in January 1996 exercisable for 833 shares of Common Stock at $1.6875 per share, one-third of which vested on January 3, 1997, and (b) options issued as of December 1996 exercisable for 10,000 shares of Common Stock at $1.00 per share.



         Sales of securities by the Selling Securityholder or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

                             PLAN OF DISTRIBUTION



         The Class D Warrants and the shares of Common Stock issuable upon the exercise of the Victoria Holdings Option and the Management Options offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this

Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.


         The Class D Warrants and the shares of Common Stock issuable upon exercise of the Management Options may not be sold or transferred by the Warrantholders or the Management Optionholders, as the case may be, until July 1, 1998 and June 17, 1998, respectively, without the prior written consent of Biltmore Securities, Inc., a licensed broker-dealer and member of the National Association of Securities Dealers ("Biltmore"). The shares of Common Stock issuable upon exercise of the Victoria Holdings Options may be sold from time to time after the effectiveness of this Registration Statement. Victoria Holdings is an affiliate of Biltmore. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities.

         At the time a particular offer of securities is made by or on behalf of the Selling Securityholders, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

         Since the average closing bid price for the shares of Common Stock does not satisfy the requirements necessary to enable the Company to call the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants for redemption, the Company does not currently anticipate calling the Warrants for redemption in the near future. However, in the event that the average closing bid price of the Common Stock does satisfy the requirements necessary to enable the Company to call the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants, the Company may, in accordance with the terms of the Warrants, call such securities for redemption.

                       SHARES ELIGIBLE FOR FUTURE SALE

Rule 144


          At the time of this Offering there are 1,352,424 shares of Common Stock issued and outstanding, and, upon the exercise of the Class D Warrants, the Victoria Holdings Options and the Management Options there will be an additional 3,500,000 shares of Common Stock issued and outstanding. All of these shares will be freely tradeable without restrictions under the Act. None of the shares of Common Stock are "restricted securities" within the meaning of Rule 144 and are eligible for sale in public markets subject to the resale limitations of Rule 144. In the event that any of the other warrants or options issued by the Company are exercised, such shares of capital stock underlying such securities will be deemed to be "restricted securities," except for any securities registered under any stock option plan, or pursuant to other registration rights granted by the Company, if any. In general, under Rule 144, a person (or persons whose shares are aggregated) including persons who may be deemed to be "affiliates" of the Company, as that term is defined under the Act, is entitled to sell within any three (3) month period, the amount of shares beneficially owned for at least one (1) year that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock in the four (4) calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of certain public information about the Company. A person who has not been an affiliate of the Company for the three months prior to any proposed sale, and has beneficially owned such shares for at least two (2) years is entitled to sell all such shares without regard to the volume, manner of sale, notice requirements or any restrictions.


         No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the Common Stock pursuant to Rule 144 may adversely affect the market price of the Common Stock or the Class D Warrants offered hereby.

                                LEGAL MATTERS


         The validity of the securities offered hereby will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Bernstein & Wasserman, LLP is the beneficial owner of certain options to purchase shares of Common Stock which shares are being registered under the Registration Statement of which this Prospectus forms a part. See "Selling Securityholders."


                                   EXPERTS

         Certain of the financial statements and financial statement schedules of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Moore Stephens, P.C., independent certified public accountants, whose reports thereon appear elsewhere herein and in the Registration Statement. Such financial statements have been included in reliance upon the reports of Moore Stephens, P.C., given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

         This Prospectus constitutes part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act and omits certain information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company and the Units, Common Stock and Warrants offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Registration Statement, including the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the

Commission at 450 Fifth Street, Washington, D.C. 20549; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549 at prescribed rates. Pursuant to Release 33-7289, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company). The address for the Commission web site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                     Page
                                                                     ----

Independent Auditor's Report........................................ F-1

Balance Sheets as of March 31, 1997 [Unaudited]
and June 30, 1996................................................... F-2 - F-3

Statements of Operations for the three and nine months ended,
March 31, 1997 and 1996 [Unaudited] and the years ended
June 30, 1996 and 1995.............................................. F-4 - F-5

Statements of Stockholders' Equity for the years ended
June 30, 1996 and 1995.............................................. F-6

Statements of Cash Flows for the nine months ended
March 31, 1997 and 1996 [Unaudited] and the
years ended June 30, 1996 and 1995.................................. F-7 - F-9

Notes to Financial Statements,  March 31, 1997
[Unaudited] and June 30, 1996 ...................................... F-10 - F-29

                         Report of Independent Auditors

To the Board of Directors and Stockholders of Computer Marketplace(R), Inc.

We have audited the accompanying consolidated balance sheet of Computer Marketplace(R), Inc., and its subsidiaries, as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two fiscal years in the period ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Computer Marketplace(R), Inc. and its subsidiaries, as of June 30, 1996, and the consolidated results of their operations and their cash flows for each of the two fiscal years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

                                                   MOORE STEPHENS, P.C.
                                                   Certified Public Accountants

Cranford, New Jersey
August 16, 1996

                   Computer Marketplace, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheet
                                 March 31, 1997
                                   (Unaudited)


Assets
------
Current assets:
  Cash and cash equivalents                                         $   397,710
  Accounts receivable, less allowance for
    doubtful accounts of $157,149                                     3,280,617
  Inventory, net (note 2)                                             1,826,446
  Notes receivable - related parties                                    250,000
  Other current assets                                                  172,474
                                                                    -----------
     Total current assets                                             6,150,585

Property held for sale, net (note 3)                                  2,146,713
Property and equipment, net (note 3)                                    700,453
Other assets                                                             85,495
                                                                    -----------

     Total assets                                                   $ 9,083,246
                                                                    ===========

Liabilities and Stockholders' Equity
------------------------------------

Current liabilities:
  Notes payable (note 4)                                            $ 1,489,191
  Accounts payable                                                    2,421,369
  Accrued payroll and payroll related liabilities                       128,737
  Current portion of long-term debt                                      50,432
  Other current liabilities                                             448,784
                                                                    -----------

     Total current liabilities                                        4,538,513

Long-term debt                                                        1,494,929
Other liabilities                                                        44,265
Minority interest in net assets of subsidiary (note 5)                  143,367

Commitments and contingencies (note 5)

Stockholders' equity:
  Preferred stock - $.0001 par value, 1,000,000 shares
     authorized, no shares issued and outstanding
  Common stock - $.0001 par value, 50,000,000 shares
     authorized, 1,352,424 shares issued and outstanding                    135
  Capital in excess of par value                                      8,406,741
  Accumulated deficit                                                (5,056,944)

  Deferred compensation (note 5)                                       (487,760)
                                                                    -----------
     Total stockholders' equity                                       2,862,172
                                                                    -----------

     Total liabilities and stockholders' equity                     $ 9,083,246
                                                                    ===========

See notes to condensed consolidated financial statements.

                 Computer Marketplace(R), Inc., and Subsidiaries
                           Consolidated Balance Sheet
                                  June 30, 1996

Assets
------

Current assets:
       Cash and cash equivalents                                   $    594,921
       Accounts receivable (less allowance for
           doubtful accounts of $108,464)                             3,045,740
       Inventory, net (note 3)                                        3,151,837
       Notes receivable - related parties                               295,744
       Other current assets                                             394,748
                                                                   ------------

                 Total current assets                                 7,482,990

Property held for sale, net                                           2,183,453
Property and equipment, net (note 4)                                    969,684
Other assets                                                             73,832
                                                                   ------------

                 Total assets                                      $ 10,709,959
                                                                   ============

Liabilities and Stockholders' Equity
------------------------------------

Current liabilities:
       Notes payable (note 5)                                      $  2,174,841
       Accounts payable                                               1,959,425
       Accrued payroll and payroll related liabilities                  295,193
       Current portion of long-term debt (note 6)                        63,152
       Other current liabilities                                        265,395
                                                                   ------------

                 Total current liabilities                            4,758,006

Long-term debt (note 6)                                               1,526,606
Other liabilities                                                       136,491

Commitments and contingencies (note 10)

Stockholders' equity:
       Preferred stock - $.0001 par value, 1,000,000 shares
           authorized, no shares issued and outstanding
       Common stock - $.0001 par value, 50,000,000 shares                  --
           authorized, 1,352,424 shares issued and outstanding              135
       Capital in excess of par value                                 6,907,269
       Accumulated deficit                                           (2,618,548)
                                                                   ------------

                 Total stockholders' equity                           4,288,856
                                                                   ------------

                 Total liabilities and stockholders' equity        $ 10,709,959
                                                                   ============

See notes to consolidated financial statements.

                   Computer Marketplace, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                         Three months ended                          Nine months ended
                                                              March 31,                                   March 31,
                                                     1997                 1996                    1997                1996
                                                   --------              -------                --------             -------

Revenues -
  Product sales, rental,
     service and other                           $ 5,689,355          $  9,238,465          $ 19,557,647          $ 23,737,114

Cost and expenses:
  Cost of revenues -
     product sales, rental,
     service and other                             5,065,512             7,837,161            17,201,269            20,002,889
  Selling, general and
     administrative                                1,547,059             1,289,163             4,505,810             3,943,243
                                                 -----------          ------------          ------------          ------------

                                                   6,612,571             9,126,324            21,707,079            23,946,132
                                                 -----------          ------------          ------------          ------------

Operating Income (Loss)                             (923,216)             (112,141)           (2,149,432)             (209,018)
                                                 -----------          ------------          ------------          ------------

Other income (expense):
  Interest expense                                   (94,927)              (96,666)             (301,035)             (277,655)
  Interest income                                      3,819                10,546                 4,053                43,166
  Miscellaneous income                                 9,762                     0                29,136                     0
                                                 -----------          ------------          ------------          ------------
                                                     (81,346)              (86,120)             (267,840)             (234,489)
                                                 -----------          ------------          ------------          ------------

Loss before income taxes
     and minority interest                        (1,004,562)               26,021            (2,417,276)             (443,507)

Provision for income taxes                              --                    --                    --                    --
                                                 -----------          ------------          ------------          ------------
Loss before minority
     interest                                     (1,004,562)               26,021            (2,417,276)             (433,507)

Minority interest                                     (2,020)                 --                 (21,120)                 --
                                                 -----------          ------------          ------------          ------------

Net loss                                         $(1,006,582)         $     26,021          $ (2,438,396)         $   (443,507)
                                                 ===========          ============          ============          ============


Net loss per share                               $     (0.74)         $      (0.02)         $      (1.80)         $      (0.33)
                                                 ===========          ============          ============          ============

Weighted average common
    shares outstanding                             1,352,424             1,352,424             1,352,424             1,352,424
                                                 ===========          ============          ============          ============


See notes to condensed consolidated financial statements.

                 Computer Marketplace(R), Inc. and Subsidiaries
                      Consolidated Statements of Operations
                       Years ended June 30, 1996 and 1995

                                                        1996          1995
                                                      --------      --------

Revenues -
       Product sales, rental, service and other     $ 30,000,952  $ 31,524,365


Cost and expenses:
       Cost of revenues - product sales, rental,
          service and other                           25,386,732    26,669,092
       Selling, general and administrative             5,601,670     5,827,722
                                                    ------------  ------------

                                                      30,988,402    32,496,814
                                                    ------------  ------------

Operating loss                                          (987,450)     (972,449)
                                                    ------------  ------------


Other income (expense):
       Interest expense                                 (371,728)     (207,281)
       Interest income                                     3,840        14,116
       Miscellaneous income                               23,907         2,577
                                                    ------------  ------------

                                                        (343,981)     (190,588)
                                                    ------------  ------------

Loss before income taxes                              (1,331,431)   (1,163,037)

Provision for income taxes (note 12)                        --          61,672
                                                    ------------  ------------

Net loss                                            $ (1,331,431) $ (1,224,709)
                                                    ------------  ------------

Net loss per share                                  $       (.98) $       (.91)
                                                    ============  ------------

Weighted average common shares outstanding             1,352,424     1,350,144
                                                    ============  ============

See notes to consolidated financial statements.

                 Computer Marketplace(R), Inc. and Subsidiaries
                 Consolidated Statements of Stockholders' Equity
                       Years ended June 30, 1996 and 1995

                                           Common Stock
                                           ------------                Capital in                              Total
                                                                       excess of       Accumulated          stockholders'
                                           Shares        Amount        par value         deficit               equity
                                           ------        ------        ---------         -------               ------

Balance, June 30, 1994                   1,348,384        $135        $6,891,362        $   (62,408)        $ 6,829,089

Issuance of common stock
in connection with asset
purchase (note 16)                           4,040           0            15,907               --                15,907

Net loss                                                                                $(1,224,709)        $(1,224,709)
                                                                                        -----------         -----------

Balance, June 30, 1995                   1,352,424        $135        $6,907,269        $(1,287,117)        $ 5,620,287


Net loss                                                                                 (1,331,431)         (1,331,431)
                                                                                        -----------         -----------

Balance, June 30, 1996                   1,352,424        $135        $6,907,269        $(2,618,548)        $ 4,288,856
                                         =========        ====        ==========        ===========         ===========


See notes to consolidated financial statements.

                   Computer Marketplace, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                         Nine months ended
                                                             March 31
                                                        1997           1996
                                                     ----------      --------

Cash flows from operating activities:
  Net loss                                          $(2,438,396)  $ (443,507)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
       Depreciation and amortization                    250,701      217,473
       Provisions for losses on accounts receivable      48,685      (49,234)
       Provisions for losses on inventory               307,881       94,905
       Other valuation provisions                          --         (2,653)
       Loss on sale of equipment                         61,292        1,278
       Net write-off of other assets                     23,600         --
       Minority interest in subsidiary                  143,367         --

Changes in assets and liabilities:
  Accounts receivable                                  (283,562)     184,311
  Inventory                                           1,111,021      (31,199)
  Other current assets                                  222,274       86,451
  Accounts payable                                      326,751     (107,808)
  Accrued payroll and payroll related
    liabilities                                        (166,456)      (8,855)
  Other current liabilities                             183,389      331,991
  Other liabilities                                      42,968         (0)
                                                    -----------  -----------

          Net cash used in operating activities        (166,485)    (972,453)
                                                    -----------  -----------

Cash flows from investing activities:
  Decrease in notes receivable -
    related parties                                      45,744        8,855
  Purchase of property and equipment                    (18,986)    (359,601)
  Proceeds from sale of equipment                          --         10,775
  Decrease (increase) in other assets                    54,099      (43,084)
                                                    -----------  -----------
          Net cash provided by (used in)
            investing activities                        (27,341)    (383,055)
                                                    -----------  -----------

Cash flows from financing activities:
  Net increase in notes payable                        (685,650)   1,192,568
  Proceeds from long-term debt                             --         21,255
  Net proceeds from issuance of stock                   950,000         --
  Payments on long-term debt                            (44,397)     (43,920)
                                                    -----------  -----------


          Net cash provided by financing activities     219,953    1,169,903
                                                    -----------  -----------

                                                                     (continued)

                   Computer Marketplace, Inc. and Subsidiaries
           Condensed Consolidated Statements of Cash Flows, Continued
                                   (Unaudited)

                                                         Nine months ended
                                                             March 31
                                                        1997           1996
                                                     ----------      --------


Decrease (Increase) in cash and cash equivalents    $   (26,127) $  (185,605)
                                                    -----------  -----------

Cash and cash equivalents, beginning of period          594,921      747,665
                                                    -----------  -----------

Cash and cash equivalents, end of period            $   621,048  $   562,060
                                                    ===========  ===========

Supplemental disclosures of cash flow information:
  Cash paid for interest                            $   301,033  $   259,663
                                                    ===========  ===========

Supplemental disclosures of non-cash operating activities:

    During the nine months ended March 31, 1997 $135,194 of other liabilities were reclassified to accounts payable, and fixed assets with a net book value of $93,511 were reclassified to inventory.

    During the nine months ended March 31, 1996, $274,235 of accounts payable was reclassified to other liabilities to reflect the negotiated payment terms.

See notes to condensed consolidated financial statements.

                 Computer Marketplace(R), Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                       Years ended June 30, 1996 and 1995

                                                               1996         1995
                                                             --------      -------

Cash flows from operating activities:
       Net loss                                            $(1,331,431) $(1,224,709)
Adjustments to reconcile net loss
       to net cash used in operating activities:
              Depreciation and amortization                    302,062      220,446
              Provisions for losses on accounts receivable    (104,253)     187,717
              Provisions for losses on inventory              (289,823)     351,372
              Other valuation provisions                        (5,004)     162,223
              Write-off of other assets and goodwill           174,218      204,298
              Other                                             (1,492)      (2,770)

Changes in assets and liabilities:
              Accounts receivable                              429,137     (516,175)
              Inventory                                        441,264   (1,728,253)
              Other current assets                             (86,656)     (49,068)
              Accounts payable                                   5,261      414,810
              Accrued payroll and related liabilities         (171,063)     157,526
              Other current liabilities                         28,977      (71,163)
                                                           -----------  -----------

                  Net cash used in operating activities       (608,803)  (1,893,746)
                                                           -----------  -----------

Cash flows from investing activities:
       Cash paid for acquisition                                  --        (36,791)
       Decrease in notes receivable - related parties           14,485        9,276
       Purchase of property and equipment                     (370,631)    (572,949)
       Proceeds from sale of equipment                          10,775         --
       Increase in other assets                                (41,317)        (433)
                                                           -----------  -----------

                  Net cash used in investing activities       (386,688)    (600,897)
                                                           -----------  -----------

Cash flows from financing activities:
       Net increase in notes payable                           874,841      700,000
       Proceeds from long-term debt                             21,255    1,320,688
       Payments on long-term debt                              (53,349)     (92,656)
                                                           -----------  -----------

              Net cash provided by financing activities        842,747    1,928,032
                                                           -----------  -----------


Decrease in cash and cash equivalents                         (152,744)    (566,611)

Cash and cash equivalents, beginning of year                   747,665    1,314,276
                                                           -----------  -----------
Cash and cash equivalents, end of year                     $   594,921  $   747,665
                                                           ===========  ===========

Supplemental disclosures of cash flow information:
       Cash paid for interest                              $   354,553  $   197,537
       Net cash paid for (received from) income taxes      $     4,776  $  (129,011)


Supplemental disclosures of non-cash operating and investing activities:

       In September 1995, $274,235 of accounts payable was reclassified to other liabilities to reflect the negotiated payment terms. During the year ended June 30, 1995, capital stock valued at $15,907 was issued as consideration for acquisitions.

See notes to consolidated financial statements.

                   Computer Marketplace, Inc. and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

1. BASIS OF PRESENTATION
   ---------------------

         In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the consolidated financial position of Computer Marketplace, Inc. and subsidiaries (the "Company") as of March 31, 1997, the consolidated results of its operations for the three and nine month periods ending March 31, 1997 and 1996 and its cash flows for the nine month periods ending March 31, 1997 and 1996. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote information normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Results of operations for the period ended March 31, 1997 are not necessarily indicative of results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-KSB for the year ended June 30, 1996.

         Certain amounts in the three and nine month periods ended March 31, 1997 condensed consolidated financial statements have been reclassified to conform to the current presentation.

2. INVENTORY
   ---------

                                             Computer       Medical
                                             Products      Products    Total
                                            ----------    ----------  ----------

Inventory                                   $1,221,685   $  438,146   $1,659,831
Inventory on short-term rental                 695,712         --        695,712
                                            ----------   ----------   ----------
                                             1,917,397      438,146    2,355,543
                                            ----------   ----------   ----------

Less inventory valuation allowance             529,097         --        529,097
                                                         ----------   ----------

   Inventory, net                           $1,388,300   $  438,146   $1,826,446
                                            ==========   ==========   ==========

         Inventory on short-term rental consists of new and previously owned computer-related equipment which is typically rented to customers for a few months to fulfill their temporary computing needs. The Company, based on the satisfactory economics of the transaction, will allocate existing inventory to the transaction if the product is available in-house, or purchase the equipment to meet the customer's needs. At the expiration of the rental period, upon the return of the equipment to the Company, the equipment is re-marketed for sale along with similar equipment in the Company's inventory. The Company charges operations for an estimate of the inventory's valuation decrease while it is on temporary rental. Net increases to the inventory valuation allowance were $127,391 and $94,905 for each of the nine month periods ending March 31, 1997 and 1996, respectively.

                   Computer Marketplace, Inc. and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

3. PROPERTY AND EQUIPMENT
   ----------------------

    Property and equipment at March 31, 1997, consists of the following:

           Land                                            $   53,750
           Buildings and property improvements                251,118
           Machinery and equipment                            745,161
           Furniture and fixtures                             143,549
           Automobiles and trucks                             142,644
           Long-term rental equipment                          16,513
                                                           ----------

                                                            1,336,222

           Less accumulated depreciation                      635,769
                                                           ----------

             Property and equipment, net                   $  700,453
                                                           ==========


         PROPERTY HELD FOR SALE
         ----------------------

         Property held for sale consists of the fifty percent (50%) Company owned facility at 205 East Fifth Street in Corona, California and the Company's main facility located at 1490 Railroad Street in Corona. Accumulated depreciation associated with the two facilities at March 31, 1997 was $23,459 and $132,252, respectively. The decision to classify this property as held for sale was made at June 30, 1996.

4. NOTES PAYABLE
   -------------


         In September 1995, the Company entered into a new revolving credit facility agreement ("Credit Facility") with a financing company. This Credit Facility allows the Company to borrow up to $2,500,000 and bears interest at a rate of 2.25% above the lender's "reference rate" (as defined). The borrowing capacity under the Credit Facility is dependent upon "eligible (as defined) accounts receivable and inventory, and fluctuates daily. At December 31, 1996, borrowings under the Credit Facility and additional amounts available for borrowing under the Credit Facility were $2,363,840 and $26,562, respectively. The Credit Facility is collateralized by substantially all of the Company's assets, except for real property. The Credit Facility expires on September 30, 1997, but is automatically renewed for an additional one
         (1) year term unless either party provides written notice to the other party of the desire to cancel the Credit Facility.

5. COMMITMENTS AND CONTINGENCIES
   -----------------------------

         In October 1996, the Company amended its employment agreement with L. Wayne Kiley, the Company's Chairman of the Board, President and Chief Executive Officer. Pursuant to such amendment, (i) the employment agreement's expiration date of October 16, 1997 was extended to October 16, 1999, (ii) Mr. Kiley was granted the right to purchase a number of shares of Common Stock for a period of four (4) years, at a price equal to seventy five percent (75%) of the closing bid price of the Company's shares of Common Stock on the date of grant equal to 2.5%, 3% and 3.5% of the shares outstanding, should the Company report annual earnings before the payment of interest and taxes of $635,000, $875,000 and $1,000,000, respectively, (iii) Mr. Kiley will be paid a cash bonus equal to 5% of any profit realized by the Company from the sale of assets outside the ordinary course of business, and (iv) an insurance policy covering the life of Mr. Kiley whereby Mr. Kiley's estate will be paid $2,000,000 in exchange for the redemption of the shares of the Company's

                   Computer Marketplace, Inc. and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         capital stock beneficially owned by Mr. Kiley. The employment agreement contains other customary terms and conditions including termination for cause, non-competition and confidentiality provisions.

         In December 1996 the Company entered into a one (1) year consulting agreement with Victoria Holdings, Inc. an affiliate of Biltmore Securities, Inc. (Victoria Holdings and Biltmore, respectively). Pursuant to the consulting agreement, Victoria Holdings agreed to act as a consultant to the Company in connection with, among other things, corporate finance and evaluations of possible business partners and will seek to find business partners suitable for the Company. In addition, Victoria Holdings has agreed to assist the Company in the structuring, negotiating and financing of such transactions. The consulting agreement provides for the issuance to Victoria Holdings of options (the Victoria Holdings Options) exercisable to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share and for the additional issuance to Victoria Holdings of 166,667 shares (the "Victoria Fee Shares) of Common Stock upon consummation by the Company of (i) an acquisition of a company (or companies) introduced to the Company by Victoria Holdings with net assets of at least $2,500,000 or (ii) a divestiture of the Company's assets, or the sale of a controlling interest in the Company's capital stock, to a purchaser introduced to the Company by Victoria Holdings resulting in net proceeds to the Company in excess of $2,000,000.

         In December 1996, the Company issued to certain employees, officers and directors options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share (the Management Options). In exchange for the issuance of certain of the Management Options, certain option holders surrendered for cancellation an aggregate of 242,500 options previously issued in June 1996 for 722,500 of the Management Options.

         On December 31, 1996 the Company concluded a private placement of 500,000 Units (the December 1996 Private Placement) which were placed by Biltmore Securities, Inc., a broker-dealer and a member of the National Association of Securities Dealers ("Biltmore"), on a firm commitment basis. Each Unit was offered at a price of $2.00 per Unit, and consisted of one (1) share of Common Stock of Medical Marketplace, Inc., a subsidiary of the Company, and eighteen (18) Class D Redeemable Common Stock Warrants (the "Class D Warrants"). Six (6) the Class D Warrants are currently exercisable for one (1) share of the Company's Common Stock commencing March 31, 1997 at an exercise price of $2.50 per share for a one (1) year period. The Company intends to use the proceeds from the December 1996 Private Placement to expand the business of Medical Marketplace, repay advances made by the Company to Medical Marketplace, and for working capital purposes. Prior to the December 1996 Private Placement, Medical Marketplace issued options to certain key employees to purchase an aggregate of 1,000,000 shares of Medical Marketplace Common Stock at $.80 per share.

         The Company, its officers, directors and employees and holders of 5% or more of the outstanding shares of Common Stock have agreed not to sell, pledge, transfer or hypothecate any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock of the Company for a period of eighteen (18) months from December 31, 1996 without Biltmore's prior consent.

         The Company's Common Stock is traded on The Nasdaq SmallCap Market ("Nasdaq"). Under the rules of Nasdaq in order to qualify for continued quotation of securities on Nasdaq, the Company, among other things, must have either (i) $2,000,000 in assets, $1,000,000 in stockholder equity and a minimum bid price of $1.00 per share (the "Minimum Bid

         Requirement") or alternatively (ii) $2,000,000 in total capital and surplus, and $1,000,000 in market value of public float (the "Capital/Market Value Requirement"). On May 12, 1997, the Company's Common Stock had a closing price of $1.25. On January 21, 1997, the Staff of Nasdaq advised the Company that the Company failed to satisfy the Capital/Market Value Requirement and the Minimum Bid Requirement with respect to its shares of Common Stock. The Company was then provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to do so would result in delisting the Company's shares of Common Stock. On March 21, 1997, the Company was informed by Nasdaq that the Company complied with the Minimum Bid Requirement. On April 3, 1997 the Staff of Nasdaq advised the Company that the Company's shares of Common stock failed to meet the Capital Market Value Requirement and the Minimum Bid Requirement. In order to continue the listing of its Common Stock on Nasdaq, the Company was provided 90 days to meet the Capital Market Value Requirement or the Minimum Bid Requirement. Following the Reverse Stock split, the Company's shares were trading at $1.25 and therefore the Company believes that it meets such requirements. Although the Company beleives it is in compliance with the Minimum Bid Requirement, it should be noted that, Nasdaq filed in early March 1997, with the SEC, proposed rule changes to the maintenance standards required by Nasdaq. Upon SEC approval the Company would have six (6) months to meet the new maintenance standards. Under the proposed new standards for continued inclusion on the Small Cap Market the Comapny will have to have net tangible assets of $2,000,000 or net income of $500,000 in two of the last three years or a market capitalization of at least $35,000,000. If the

                   Computer Marketplace, Inc. and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         proposed rule changes are approved by the SEC and adopted by Nasdaq, it is unlikely that the Company would be able to comply with such new standards.

         In March 1997, the Company's Board of Directors approved a 1-for-6 reverse stock split (the "Reverse Stock Split") with respect to its shares of Common Stock, such approval to be contingent upon the approval of a majority of the Company's shareholders. The Company conducted its annual meeting of shareholders on April 4, 1997 (the "Annual Meeting") where, among other things, the Company's shareholders voted to approve the Reverse Stock Split. All per share references contained herein reflect the consummation of the Reverse Stock Split. At the Annual Meeting the Company's shreholders also voted (i) to elect five (5) directors to the Board of the Comapny for a one (1) year term, including; L. Wayne Kiley, Nancy Kiley, Rick C. Garian, J.R. Achten and Thomas E. Evans, Jr. and (ii) to ratify the appointment of Moore

         Stephens, P.C. as the Comapny's independent certified public accountant.

         In light of the fact that the Company has been unable to operate profitably since the fiscal year ended June 1994, the Company believes that substantial measures need to be taken to address the Comapny's financial difficulties. The Board of Directors, after having considered numerous alternatives, has concluded that the Company must significantly reduce its expenses in order to reduce the Company's net losses. Therefore, the Company has embarked upon a cost cutting plan by reducing its workforce, closing unprofitable locations and discontinuing under-performing product lines. Specifically, the Company (it closed its branch offices in Livonia, Michigan, Traverse City, Michigan and Mariposa, California (ii) reduced the number of employees form a high of ninety-six (96) in September 1995 to twenty-two (22) full-time and six (6) part-time as of April 15, 1997 and (iii) intends to lease or sell its underutilized headquarters facility in Corona, California. In the event that the Company determines that these measures are insufficient to achieve profitability, the Company may pursue divesting the Company's computer business and/or acquiring an alternative business.

6. Subsequent Events
   -----------------

         On April 25, 1997, the Company entered into an agreement to sell the net amount of its inventory on short-term rental. The Company does not expect to incur any losses in connection with the sale of its inventory on short-term rental.

7. Stock Split
   -----------

         In April, 1997, the Company effected a 1-for-6 reverse stock split of the outstanding shares of Common Stock of the Company by changing the 8,114,542 then outstanding shares of Common Stock par value $.0001 per share, into 1,352,424 shares of Common Stock of the Company, par value $.0001 per share. All share data has been adjusted to reflect this change.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


1.       Organization and Business
         -------------------------

         Computer Marketplace, a California corporation, was incorporated on July 19, 1983, as Quality Associates, Inc. and changed its name to Computer Marketplace in June 1987. In March 1993, Computer Marketplace changed its name to Computer Marketplace(R), Inc. ("Computer Marketplace") and its state of incorporation from California to Delaware. Computer Marketplace is currently engaged in the national wholesale distribution of new and used computer equipment to dealers, computer maintenance companies, leasing companies, equipment brokers, and end-users. Computer Marketplace purchases computer equipment from a variety of sources and suppliers and sells or rents the equipment nationwide and in Europe to companies ranging in size from small companies to Fortune 50 corporations. The computer industry is highly competitive and may be affected by rapid changes in technology and customer spending habits. Management believes the Company's ability to provide customers with an unmatched selection of products, a high level of customer service and competitive pricing allows it to compete effectively against other companies in the industry. In March 1994, a wholly owned subsidiary, Medical Marketplace, Inc. ("Medical Marketplace"), was formed to engage in distribution of used medical equipment to health care providers. In September 1994, a wholly owned subsidiary, Marketplace Asset Recovery Services, Inc. ("MARS") was formed to perform asset recovery assignments, repossessions and asset verifications. In June 1996, management began the process of closing down the operations of MARS. In August 1996, the subsidiary was renamed Marketplace Leasing, Inc., ("MLI"). Management intends to utilize MLI as the Company's future equipment leasing subsidiary. The operation of MARS to date, has not been material to the consolidated financial statements. In January 1994, Computer Marketplace formed a wholly owned subsidiary, Superior Solutions, Inc. ("SSI") (formerly called Computer Marketplace-SSI, Inc.), located in Livonia, Michigan, to purchase certain assets and assume certain obligations of Synergy Solutions, Inc., and International Associated Marketing Corporation. These companies were engaged principally in the development, installation and maintenance of local and wide area networks, were Novell Platinum Authorized Resellers, and were also selling computer hardware. On July 1, 1996, the employees of SSI began operating as a sales and networking branch of Computer Marketplace. The distinct business operations of SSI will be gradually phased down as the operations are better integrated into Computer Marketplace. Computer Marketplace and its subsidiaries are hereinafter referred to as the "Company".

2.       Summary of Significant Accounting Policies
         ------------------------------------------

         Basis of Consolidation

         -----------------------
         The accompanying consolidated financial statements include the accounts of Computer Marketplace, Medical Marketplace, SSI and MARS. All material intercompany balances and transactions have been eliminated.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

         Revenue Recognition
         -------------------

         The Company records product sales revenue when goods have been shipped and rental revenue ratably over the term of the rental.

         Cash and Cash Equivalents
         -------------------------

         The Company considers all highly liquid instruments with a maturity of three (3) months or less when purchased to be cash equivalents.

         Inventory
         ---------

         Inventory, which consists primarily of previously owned finished goods, is stated at the lower of cost or net realizable value. Cost is generally determined by specific identification.

         Property and Equipment
         ----------------------

         Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Improvements to rented office space are amortized over the shorter of the lease term or the life of the improvement.

         Impairment
         ----------

         The Company's intangible assets, including software development costs, and customer lists, are reviewed at least annually as to whether their carrying value has become impaired. Management considers these assets to be impaired if the carrying value exceeds the discounted future projected cash flows from related operations. If impairment is deemed to exist, these assets will be written down to the lower of projected discounted cash flow or management's estimate of fair value. Management also evaluates the periods of amortization to determine whether later events and circumstances warrant revised estimates of the useful life of these assets. In June 1996, the Company charged operations $174,218 related to the write-off of goodwill. In June 1995, the Company charged operations $162,050 related to impaired software development costs and deferred offering costs. As of June 30, 1996, management expects the remaining intangible assets to be fully recoverable.

         Other Liabilities
         -----------------

         Other liabilities represents the long-term portion of a balance owed to a vendor under negotiated extended payment terms. The final payment under this arrangement is expected to be made in March, 1998.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

         Net Loss Per Share of Common Stock
         ----------------------------------

         Net loss per share of common stock is computed on the basis of the weighted average share of common stock outstanding plus equivalent shares arising from the effect of dilutive stock options and warrants using the treasury stock method. For fiscal years 1996 and 1995, the per share results were computed without consideration for contingently issuable shares underlying stock options and warrants as the effect on the per share results would be anti-dilutive. Fully diluted and primary loss per share are the same of all periods presented.

         Estimates
         ---------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Reclassification
         ----------------

         Certain reclassifications have been made to prior year consolidated financial statements to conform to classifications used in the current year.


3.       Inventory
         ---------

              Inventory                                           $2,182,448
              Inventory on short-term rental                       1,190,605
                                                                  ----------
                                                                   3,373,053
              Less inventory valuation allowance                     221,216
                                                                  ----------
                  Inventory, net                                  $3,151,837
                                                                  ==========

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

         Inventory on short-term rental consists of new and previously owned computer-related equipment which is typically rented to customers for a few months to fulfill their temporary computing needs. The Company, based on the satisfactory economics of the transaction, will allocate existing inventory to the transaction if the product is available in-house, or purchase the equipment to meet the customer's needs. At the expiration of the rental period, upon the return of the equipment to the Company, the equipment is remarketed for sale along with similar equipment in the Company's inventory. The Company charges operations for an estimate of the inventory's valuation decrease while it is on temporary rental. Net (decreases) increases to the inventory valuation allowance associated with the Company's inventory were $(289,823) and $351,372 for the years ending June 30, 1996 and 1995, respectively.

4.       Property and Equipment
         ----------------------

         Property and equipment consists of the following as of June 30, 1996:

              Land                                                $   53,750
              Building and property improvements                     252,816
              Machinery and equipment                                782,577
              Furniture and fixtures                                 147,503
              Automobiles and trucks                                 170,507
              Long-term rental equipment                             129,763
                                                                  ----------

                                                                   1,536,916
              Less accumulated depreciation                          567,232
                                                                  ----------

                  Property and equipment, net                     $  969,684
                                                                  ==========


         Property Held For Sale
         ----------------------

         Property held for sale consists of the fifty percent (50%) Company owned facility at 205 East Fifth Street in Corona, California and the Company's main facility located at 1490 Railroad Street in Corona. Accumulated depreciation associated with the two facilities at June 30, 1996 was $21,122 and $119,155, respectively. The decision to classify this property as held for sale was made at June 30, 1996.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

5.       Notes Payable
         -------------

         In September 1995, the Company entered into a new revolving credit facility agreement ("Credit Facility") with a financing company. This Credit Facility replaced the then outstanding $2,000,000 revolving credit line with a bank. The Credit Facility allows the Company to borrow up to $2,500,000 and bears interest at rate of 2.25% above the lender's "reference rate" (as defined). The borrowing capacity under the Credit Facility is dependent upon "eligible" (as defined) accounts receivable and inventory, and fluctuates daily. At June 30, 1996, borrowings under the Credit Facility and additional amounts available for borrowing under the Credit Facility were $2,174,841 and $195,758, respectively. The Credit Facility is collateralized by substantially all of the Company's assets, except for real property. The Credit Facility expires in September 1997.

6.       Long-term Debt
         --------------

         As of June 30, 1996, long-term debt consisted of the following:

                  Note payable, due August 1, 2004, interest at
                    9.50%, payment of principal and interest of
                    $11,364 per month, balloon payment of
                    $1,086,485 due August 1, 2004, collateralized
                    by a real estate deed of trust                    $1,274,336

                  Note payable to a bank, due February 2, 1999,
                    interest at 9.25%, payment of principal and
                    interest of $1,391 per month, balloon payment
                    of $151,421 due February 2, 1999,
                    collateralized by real estate deed of trust          156,671

                  Note payable to a bank, due July 15, 2018,
                    interest at a variable rate, collateralized

                    by a real estate deed of trust(note 8 "Notes
                    Receivable - Related Parties")                        99,959

                  Note payable to a bank due February 5, 1997,
                    interest at a variable rate, balloon payment
                    of $19,554 due February 5, 1997,
                    collateralized by a real estate deed of trust
                    (note 8 "Other Transactions")                         25,554

                  Other                                                   33,238
                                                                       ---------
                                                                       1,589,758

                  Less current portion of long-term debt                  63,152
                                                                       ---------

                  Total long-term debt                                $1,526,606
                                                                      ==========

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

         The prime rate at June 30, 1996, was 8.25%

         Maturities of principal due in the following years are set forth below:

                        Year ending
                          June 30,
                        -----------

                          1997         $63,152
                          1998          30,842
                          1999         179,073
                          2000          23,712
                          2001          23,550
                        Thereafter   1,269,429
                                     ---------

                            Total   $1,589,758
                                     =========

7.       Employment Contracts
         --------------------

         The Company has employment contracts with most of its sales representatives for terms ranging from one (1) to three (3) years. Commissions are paid monthly based on a Company formula. As part of the contracts, the sales representatives agree to a restrictive covenant not-to-compete upon termination.


         In October 1992, the Company entered into 5-year employment agreements with two (2) officers for an aggregate annual salary of $293,000. These agreements provide for an aggregate increase of approximately ten percent (10%) each year, if the Company is profitable. One of the agreements provides for stock purchase rights (aggregating up to 18% of the Company's outstanding common stock) priced at $1.60 per share if certain earnings before the payment of interest and taxes are met.

         In January 1994, the Company, in connection with an asset purchase agreement (note 16), entered into 5-year employment agreements with two
         (2) individuals for an initial annual salary of $40,000 each, then increasing to $45,000 for the second year. The agreements provide for annual ten percent (10%) increases, if the Company is profitable, and for sales and performance bonuses. In addition, in January 1995, each of the four (4) individuals associated with Synergy Solutions, Inc. and International Associated Marketing Corporation received 6,060 shares of common stock of the Company.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

8.       Related Party Transactions
         --------------------------

         At June 30, 1996, amounts due to or from related individuals have been included in the accompanying consolidated financial statements as follows:

         Notes Receivable - Related Parties
         ----------------------------------

         On June 30, 1990, the Company sold an investment in residential property to a business associate of the principal stockholder. The Company received an all-inclusive note and deed of trust for $250,000. The note was originally due on December 31, 1993, and interest-only payments are due monthly at twelve percent (12%). This note is currently in default; however, management has decided not to call the note as interest payments continue to be made. The Company is obligated to pay the underlying mortgages on the property (note 6). Additional advances are made to cover repairs and other related expenses on the above property. The balance owed on these advances amounted to $63,209 as of June 30, 1996. The original amount of the note is personally guaranteed by the Company's President and a reserve has been established for amounts in excess of the guaranteed amount.

         Short-term loans were made to several employees during the years ended June 30, 1996 and 1995. These loans, which bear interest at rates between ten percent (10%) and twelve percent (12%), amounted to $18,999 and $32,235 as of June 30, 1996 and 1995, respectively.

         The Company's subsidiary, Superior Solutions, Inc., has two (2) agreements outstanding with the former owners of Synergy Solutions, Inc. and International Associated Marketing Corporation, totaling, with interest $26,745, as of June 30, 1996. The agreements bear interest at five percent (5%) and are due by November 1, 1997.

         Other Transactions
         ------------------

         The Company owns an undivided fifty percent (50%) interest in its former Corona headquarters building. The other fifty percent (50%) interest is owned by a business associate of the principal stockholder. Accordingly, the Company recorded fifty percent (50%) of the total cost of land and building on its financial statement, as well as fifty percent (50%) of the mortgage balance (note 6).

         Effective August 1, 1995, the Company entered into a lease with the Company's President for office space at the Traverse City, Michigan location. The rent for this approximately 2,700 square foot location is $2,700 per month. Rent Expense for the year ended June 30, 1996 was $29,700. The three-year lease, which contains an option for the Company or the landlord to cancel with six (6) months notice after each full year, expires on July 31, 1998.

         The Company paid consulting fees to a company owned by an officer in the amount of $8,000 for fiscal year 1995. The consulting arrangement with the company was terminated in August 1994.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)


9.       Fair Value Of Financial Instruments
         -----------------------------------

         The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("Statement 107"). The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value assumptions.


         Estimated fair values of the Company's financial instruments (all of which are held for nontrading purposes) are as follows:

                                                              June 30, 1996
                                                         -----------------------
                                                          Carrying       Fair
                                                           Amount       Value
                                                         -----------------------
          Financial assets:
                  Cash and cash equivalents              $  594,921   $  594,921
          Notes receivable - related parties                295,744      295,744

          Financial liabilities:
                  Notes payable                           2,174,841    2,174,841
          Long-term debt                                  1,589,758    1,584,432

         Cash and Cash Equivalents
         --------------------------

         The fair value of cash and cash equivalents approximates the carrying amount reported in the balance sheet.

         Notes Receivable - Related Parties
         -----------------------------------

         The fair value of notes receivable - related parties is based on current rates at which the Company would lend funds with similar characteristics and maturities. At June 30, 1996, the fair value of these notes approximates the carrying amounts reported in the balance sheets.

         Notes Payable
         -------------

         The fair value of notes payable is based on current rates at which the Company could borrow funds with similar characteristics. At June 30, 1996, the fair value of notes payable approximates the carrying amount reported in the balance sheet.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

         Long-term Debt
         --------------

         The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.


10.      Commitments and Contingencies
         -----------------------------

         Litigation
         ----------

         The Company commenced an unfair trade name infringement action entitled Computer Marketplace, Inc. v. RK Productions/Case No. 260667 in Riverside County, California Superior Court on January 20, 1995. The defendant failed to respond to the Company's complaint, and was therefore, in default. Subsequently, the defendant (under the name National Productions, Inc.) filed a Federal lawsuit in the Central District of California entitled National Productions, Inc. v. Computer Marketplace, Inc./Case No. 95-3225 on May 19, 1995. Computer Marketplace has counter claimed in the Federal action which supersedes the earlier state court action. Discovery in the case is substantially complete and currently the case is in the negotiation phase. The outcome of this lawsuit cannot be predicted, but the Company intends to vigorously defend the action and is of the opinion that the lawsuit will not have a material effect on the results of operations, cash flows and financial position of the Company.

         Lease Commitments
         -----------------

         The Company leases various office facilities and equipment under operating leases expiring through 1999. Rent expense related to these leases for the years ended June 30, 1996 and 1995, was $114,629 and $102,314, respectively.

         As of June 30, 1996, aggregate future minimum rental payments on noncancelable operating leases with initial terms in excess of one (1) year, which are all for office space, are as follows:

                          June 30,
                        ----------
                            1997                             $56,400
                            1998                              32,400
                            1999                               2,700
                                                             -------

                                                             $91,500
                                                             =======

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

11.      Profit Sharing Plan and 401(k) Plan
         -----------------------------------


         In January 1995, the Company adopted a new combined 401(k) and profit sharing plan (the "Plan") which replaced the prior plans. The new Plan will cover substantially all of the Company's eligible employees. The new Plan is available to all employees with more than one (1) year of service or, to employees employed by the Company on February 1, 1995. Company contributions to the profit sharing component of the Plan will be at the discretion of management. Company contributions to the 401(k) component of the Plan is based on a percentage of employee contributions, but is at the discretion of management. The charge to operations related to the Plan for the years ended June 30, 1996 and 1995, was $18,421 and $23,398, respectively.

12.      Income Taxes
         ------------

         Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and tax purposes. Temporary differences are caused primarily by depreciation, inventory valuation allowances and accounts receivable allowance for doubtful accounts.

         Generally accepted accounting principles require the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. The deferred tax asset attributable to operating loss carryforwards amounted to approximately $1,000,000 at June 30, 1996. Because the Company does not as yet have a history of continuing profitability, any deferred tax asset established for the operating loss carryforward would correspondingly require a valuation of allowance of the same amount. Accordingly, no deferred tax asset is reflected in these consolidated financial statements.

         No provision for Federal income taxes has been made during the fiscal years ended June 30, 1996 and 1995, because of the Company's net loss position and utilization of net operating losses. The 1995 provision for income taxes reflects current and prior year provisions for minimum state taxes, as well as adjustments for prior year state tax refunds not realized in 1995.

         The Company has net operating loss carryforwards of approximately $2,600,000 which begin to expire in 2005.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

13.      Stockholders' Equity
         --------------------

         Initial Public Offering

         -----------------------

         On June 22, 1993, the Company completed the initial public offering of 2,070,00 units (including the 270,000 underwriters over-allotment units) at $4.00 per unit resulting in net proceeds to the Company of $6,594,179. Each unit consists of one (1) share of common stock and one
         (1) Class A Redeemable Common Stock Purchase Warrant and one (1) Class B Redeemable Common Stock Purchase Warrant. Each six (6) Class A and B Redeemable Common Stock Purchase Warrant entitles the holder to purchase two (2) shares of common stock for $28.50 and $33.00, respectively, commencing one (1) year from the effective date of the offering. In connection with the offering, the Company sold to the Underwriter, for nominal consideration, warrants to purchase an aggregate of 360,000 units ("Underwriters Unit Purchase Options"). The Underwriters Unit Purchase Option is exercisable for a four (4) year period commencing two (2) years after the effective date of the offering at an exercise price of $3.30 per Unit.

         Stock Split
         -----------

         In June 1994, the Company effected a two-for-one stock split of the outstanding shares of common stock of the Company by changing the 4,045,151 then outstanding shares of common stock, par value $.0001 per share, into 8,090,302 shares of common stock of the Company, par value $.0001 per share. All share data has been adjusted to reflect this change.

         Stock Options and Other Stock-Based Awards
         ------------------------------------------

         In May 1994, the Board of Directors of the Company approved the issuance of up to 300,000 options to certain employees and consultants of the Company (the "Options"). The Options vest immediately upon the grant thereof and are exercisable at $14.40 per share (or 80% of the fair market value on the date of grant) at any time prior to May 10, 1997. The Company granted 166,667 options in July 1994 to the President of the Company. In June 1996 the Board of Directors of the Company approved the issuance of new non-qualified stock options to those employees and consultants who currently held any of the options exercisable at $14.40 per share. These replacement options required the cancellation of the prior options are immediately vested and are exercisable at $6.00 per share at any time prior to June 11, 2000. A total of 280,500 options were issued at $6.00 per share.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

         On January 3, 1996, the Company's Board of Directors approved the issuance of 158,083 non-qualified stock options to substantially all employees of the Company, its subsidiaries, and the non-employee directors, to purchase shares of the Company's common stock at an exercise price equal to 100% of the market value of the Company's common stock on the date of grant. The stock options require future employment or services to the Company and vest one third each on January 3, 1997, January 3, 1998, and January 3, 1999, respectively. The stock options must be exercised by January 3, 2006. On January 3, 1996, 157,083 stock options were granted at an exercise price of $1.6875 per share.

         On June 11, 1996, the Company's Board of Directors approved the issuance of 10,833 non-qualified stock options to seven employees of the Company. These stock options require future employment to the Company and vest one third each on June 11, 1997, June 11, 1998 and June 11, 1999, respectfully. The stock options must be exercised by June 11, 2006. On June 11, 1996, 10,833 stock options were granted at an exercise price of $3.375 per share.

         The following is a summary of transactions under the plan:

         Options outstanding at July 1, 1994             133,333  $     14.40

         Granted                                         169,167        14.40

         Cancelled                                        (6,667)       14.40
                                                       ---------

         Options outstanding at June 30, 1995            295,833        14.40

         Granted                                         448,417    1.6875-6.00

         Cancelled                                      (298,333)   1.6875-14.40
                                                       ---------

         Options outstanding at June 30, 1996          $ 445,917  $ 1.6875-6.00
                                                       =========  =============

         Options exercisable at June 30, 1996            280,500  $    6.00
                                                       =========  =============

         In February 1995, the stockholders approved the Company's 1994 Stock Plan which allows for the issuance of stock options, restricted stock, deferred stock, bonus shares performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The maximum number of shares of Common Stock with respect to which awards may be granted is initially 166,667 shares. No awards or shares have been granted under the 1994 stock plan.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

14.      Concentrations of Credit Risk
         -----------------------------

         The Company currently maintains cash accounts with financial institutions which exceed the maximum amounts insured by the Federal Depository Insurance Corporation. At June 30, 1996, these uninsured amounts totaled approximately $555,000.

         Generally, the Company does not require collateral or other security to support customer receivables, however the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade receivable credit risk exposure is limited.

15.      New Authoritative Pronouncements
         --------------------------------

         Effective July 1, 1996, the Company will adopt Statement of Financial Accounting Standards ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Under SFAS 121, management will consider its long-lived assets to be impaired if the carrying value exceeds the sum of net cash flows generated by the asset (and from it disposition). These cash flows are not discounted for this purpose. Currently, management evaluates impairment utilizing a discounted cash flow approach. Adoption of this SFAS is not expected to have a material effect on these consolidated financial statements.

         The Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic value based method of accounting prescribed by Accounting Principles Board [APB] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Option No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting and disclosure requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. SFAS No. 123 also applies to transactions on which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995. This provision of SFAS No. 123 did not have a material effect on the consolidated financial statements as of and for the year ended June 30, 1996.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

16.      Asset Purchase Agreement
         ------------------------

         In January 1994, the Company signed an asset purchase agreement to acquire certain assets and assume certain obligations of Synergy Solutions, Inc. and International Associated Marketing Corporation (note 1) in exchange for $20,000 and 24,242 shares of common stock of the Company, which had a fair market value of $100,000. In January 1995, the Company issued an additional 4040 shares of common stock, which had a fair market value of approximately $15,907.

         The acquisition was recorded under the purchase method of accounting and, accordingly, the operating results of Synergy Solutions, Inc. and International Associated Marketing Corporation have been included in the consolidated operating results since the date of acquisition. The total purchase price of $120,000 was allocated to assets acquired based on their estimated fair values. Acquisition related expenses totaling $52,759 were included in goodwill.

         At June 30, 1996, the Company expensed the unamortized goodwill of $174,218 due to the substantial uncertainty that the future cash flows from operations will adequately support the previously recorded goodwill amount.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

17.      Industry Segments
         -----------------

         The Company classifies its product lines into two segments: Computer Products and Medical Products. Information about those segments for the year ended June 30, 1996 and 1995 is as follows:

                                                                    1996
                                                  ----------------------------------------
                                                  Computer       Medical
                                                  Products       Products     Consolidated
                                                  ------------   -----------  ------------


         Operating revenue                        $ 27,120,944   $ 2,880,008  $ 30,000,952
                                                  ============   ===========  ============


         Operating profit (loss)                  $ (10,291.82)  $   (41,732) $   (987,450)
                                                  ============   ===========  ------------

         Interest expense                                                         (371,728)
         Other nonoperating revenues and expenses                                   27,747
                                                                              ------------

              Loss before income taxes                                        $ (1,331,431)
                                                                              ============

         Identifiable assets at June 30, 1996     $  9,513,177   $ 1,196,782  $ 10,709,959
                                                  ============   ===========  ============

                                                                    1995
                                                  ----------------------------------------
                                                  Computer       Medical
                                                  Products       Products     Consolidated
                                                  ------------   -----------  ------------

         Operating revenue                        $ 30,923,670   $   600,695  $ 31,524,365
                                                  ============   ===========  ============

         Operating loss                           $   (926,085)  $   (46,364) $   (972,449)
                                                  ============   ===========  ============


         Interest expense                                                       (207,281)
         Other nonoperating revenues and expenses                                 16,693
                                                                            ------------

              Loss before income taxes                                      $ (1,163,037)
                                                                            ============

         Identifiable assets at June 30, 1995     $ 10,543,744 $   794,493  $ 11,338,237
                                                  ============ ===========  ============

         Operating profit (loss) is total operating revenue less operating expenses, and excludes interest expense and other nonoperating revenues and expenses. Intersegment sales during 1996 and 1995 were immaterial to the consolidated financial statements. Shared operating expenses were allocated to the Medical Products segment at a rate of $5,000 per month for a total of $60,000 in 1996. For 1996, depreciation and amortization expense for the Computer Products and Medical Products industry segments was $264,197 and $11,767, respectively. For 1995, deprecation and amortization expense for the Computer Products and Medical Products industry segments was $217,343 and $3,103, respectively. Capital expenditures for the two segments in 1996 were

         $224,475 and $146,156, respectively. Capital expenditures for the two segments in 1995 were $548,014 and $24,935, respectively.

                 Computer Marketplace(R), Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   (Continued)

         Identifiable assets are those used by each segment of the Company's operations and do not include advances from the Computer Products segment to the Medical Products segment totaling $1,219,628 and $787,223 as of June 30, 1996 and 1995, respectively.

18.      Fourth Quarter Adjustments
         --------------------------

         There were certain adjustments recorded in the fourth quarter of fiscal 1996, and 1995, and the aggregate effect of such adjustments was material to the results of that quarter.

         The Company beginning in January 1995, moved to more aggressively reduce the quantity of inventory on hand in a concerted effort to enhance operating efficiency and improve cash flow. During the fourth quarter 1995, the Company charged operations approximately $225,000 for increases to the inventory valuation allowance in excess of normal quarterly charges.

         In addition, the Company, after an extended focus on accounts receivable collections, took charges in the fourth quarter of 1995, of approximately $240,000 related to valuation of the remaining accounts receivable. Approximately $130,000 of this charge related to a single customer. Management continues to actively pursue timely collection on all of the Company's customer accounts.

         Equally significant, in June 1996, the Company charged operations $174,218 related to the write off of goodwill. In June 1995, the Company charged operations $162,050 related to impaired software development costs and deferred offering costs (note 2).

19.      Management's Plans
         ------------------

         The Company has experienced significant losses during each of the past two years aggregating $2,556,140. These losses have caused a corresponding reduction in the Company's working capital. While Management believes that the Company has sufficient working capital, Management has nevertheless, developed plans to improve the working capital position of the Company. During the first quarter of the next fiscal year, Management anticipates a further reduction of operating expenses through additional personnel cutbacks and additional operating expense consolidation. Management's plans also include the sale of the

         Company's two Corona, California facilities which are expected to reduce substantially all of the Company's long-term debt and are expected to provide an additional $1,000,000 in working capital. In addition, Management intends to seek either a private placement of funds involving either Medical Marketplace or Computer Marketplace or initiate a secondary stock offering. The Company intends to expand the sales forces of both Medical Marketplace and Computer Marketplace as a means to increase sales production and obtain better operating leverage.

          No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.


                             --------------------


                              TABLE OF CONTENTS

                                                     Page
Available Information.........
Prospectus Summary............
The Company...................
The Offering..................
Summary of Financial
   Information.................
Risk Factors..................
Use of Proceeds...............
Capitalization................
Selected Financial Data.......
Management's Discussion and
 Analysis of Financial
 Condition and Results of
 Operations...........
Business......
Properties........
Legal Proceedings.........
Management.........
Executive Compensation......
Principal Stockholders..........
Certain Relationships and
Related Transactions..........
Description of
Securities...................
Selling Securityholders.......
Plan of Distribution...........
Shares Eligible for
 Future Sale..................
Legal Matters...............
Experts...........
Additional Information........
Financial Statements..........


                             --------------------


                        COMPUTER MARKETPLACE(R), INC.


                  9,000,000 Class D Redeemable Common Stock
                            Purchase Warrants and
                       3,500,000 Shares of Common Stock



                               ----------------

                                  PROSPECTUS

                               ----------------


                                June __, 1997



                          -------------------------

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Stockholders or otherwise.

         Article Tenth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

   The estimated expenses in connection with this offering are as follows:

   SEC filing fee..........................          $  1,815.89
   Accounting fees and expenses*...........          $ 25,000.00
   Legal fees and expenses*................          $ 25,000.00
   Printing and engraving*.................          $ 25,000.00
   Miscellaneous expenses*.................          $ 25,000.00
   Total...................................          $101,815.89
                                                     -----------
----------------
*  Estimated

Item 26. Recent Sales of Unregistered Securities.

         In May 1994, the Board of Directors of the Company approved the issuance of up to 250,000 options to certain employees and consultants of the Company in exchange for services rendered (the "Options"). The Options vest immediately and are exercisable at $14.40 per share (or 80% of the fair market value on the date of grant) at any time prior to May 10, 1997. L. Wayne Kiley, the President and Chief Executive Officer of the Company, has been issued 166,667 Options of the 250,000 Options authorized for issuance.

         In February 1995, the stockholders approved the Company's 1994 Stock Plan which allows for the issuance of stock options, restricted stock, deferred stock, bonus shares performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The maximum number of shares of Common Stock with respect to which awards may be granted is initially 166,667 shares. No awards or shares have been granted under this Plan.

         On January 3, 1996, the Company's Board of Directors approved the issuance of 158,083 non-qualified stock options to substantially all employees of the Company, its subsidiaries, and the non-employee directors, to purchase shares of the Company's common stock at an exercise price equal to 100% of the market value of the Company's common stock on the date of grant. The stock options require future employment or services to the Company and vest one third each on January 3, 1997, January 3, 1998, and January 3, 1999, respectively. The stock options must be exercised by January 3, 2006. On January 3, 1996, 157,083 stock options were granted at an exercise price of $1.6875 per share.

         On June 11, 1996, the Company's Board of Directors approved the issuance of 10,833 non-qualified stock options to seven employees of the Company. These stock options require future employment to the Company and vest one third each on June 11, 1997, June 11, 1998 and June 11, 1999, respectfully. The stock options must be exercised by June 11, 2006. On June 11, 1996, 10,833 stock options were granted at an exercise price of $3.375 per share.


         In December 1996, the Company entered into a one year consulting agreement with Victoria Holdings, Inc. ("Victoria Holdings"), an affiliate of Biltmore Securities, Inc. ("Biltmore"). Pursuant to the consulting agreement, Victoria Holdings agreed to assist the Company in identifying new business partners suitable for the Company and in structuring, negotiating and financing such transactions. Pursuant to the terms of the consulting agreement, the Company issued to Victoria Holdings options (the "Victoria Holdings Options") to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share. In addition, the Company agreed to issue 1,000,000 shares of Common Stock to Victoria Holdings (the "Victoria Fee Shares") upon consummation by the Company of (i) an acquisition of a company (or companies) introduced to the

Company by Victoria Holdings with net assets of at least $2,500,000 or (ii) a divestiture of the Company's assets, or a sale of a controlling interest in the Company's capital stock, to a purchaser introduced to the Company by Victoria Holdings resulting in net proceeds to the Company in excess of $2,000,000.

         In December 1996, the Company issued to certain members as management options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $1.00 per share.


         On December 31, 1996 the Company concluded a private placement of 500,000 Units (the "December 1996 Private Placement") which were placed by the Biltmore Securities, Inc., on a firm commitment basis. Each Unit, which was offered at a price of $2.00 per Unit, and consisted of one (1) share of Common Stock of Medical Marketplace, Inc., a wholly owned subsidiary of the Company, and eighteen (18) Class D Redeemable Common Stock Purchase Warrants (the "Class D Warrants"). Each six (6) Class D Warrants are exercisable for one (1) share of the Company's Common Stock commencing three (3) months following the date of issuance at an exercise price of $2.50 per share during a one (1) year period.


Item 27. Exhibits.

         The following is a list of exhibits filed as part of the Registration Statement. Where so indicated by footnote, the exhibits have either been previously filed, and are hereby incorporated by reference, or will be filed by amendment:

Exhibit
Number

1.01   Form of Underwriting Agreement.(1)

1.02   Form of Selected Dealers Agreement.(1)

3.01   Certificate of Incorporation of the Company.(1)


3.02   By-Laws of the Company.(1)

3.03   Certificate of Amendment of Certificate of Incorporation.(3)

4.01   Certificate for shares of Common Stock.(1)


4.02   Specimen Certificate for Class A Warrants.(1)

4.03   Specimen Certificate for Class B Warrants.(1)

4.04   Intentionally left blank.


4.05   Specimen Certificate for Class D Warrants


4.06   Form of Class A and Class B Warrant Agreement.(1)

4.07   Form of Underwriter's Unit Purchase Option.(1)


4.08   Form of Class D Warrant Agreement

5.01   Opinion of Bernstein & Wasserman, LLP, as counsel to the Company.


10.01 Agreement between International Business Machines Corporation and the Company.(1)

10.02  Employment Agreement between the Company and L. Wayne Kiley.(1)
10.03 Stock Purchase Agreement among the Company, L. Wayne Kiley, Nancy Kiley and Jordan Belfort.(1)

10.04  Loan Documents between the Company and Sharon Allen.(1)

10.05  Lease for office space at 205 East Fifth Street, Corona, California.(1)

10.06  Lease for office space at 3439-B Woodland Drive, Mariposa, California.(1)

10.07  Lease for office space at Pennington, New Jersey.(1)

10.09  Form of Bridge Loan Documents.(1)

10.10  Lease for office space at Traverse City Michigan.(1)

10.11  Lease for office space at Dallas, Texas.(1)

10.12  Lease for office space at Livonia, Michigan.(1)

10.13  Lease for office space at Apple Valley, California.(1)


10.14 Installment Payment Master Agreement between IBM Credit Corporation and the Company.(1)

10.15 Non-exclusive Domestic Dealer Agreement between Autodesk, Inc. and the Company.(1)

10.16 Distributorship Agreement between Sparks Ind., Inc., Delphi Data Division, and the Company.(1)

10.17 End-User Distribution Agreement between Universal Software, Inc. and the Company.(1)

10.18 Non-exclusive Sales Distributorship Agreement between Universal Data Systems, Inc. and the Company.(1)


10.19 Changes in Terms Agreement between Western Community Bank and the Company.(1)

10.20  Term Loan Promissory Note issued by the Company in favor of Jack
       Mooney.(1)

10.21 Consulting and List Purchase Contract between David L. Wieseler and the Company.

       (1)

10.22 Stock Purchase Agreement by and between L. Wayne Kiley, Nancy Kiley and Jordan Belfort dated as of June 10, 1993.

10.23 Commercial Real Estate Contract between the Company and Mariposa County Unified School District dated August 25, 1993.(2)

10.24  Retainer Agreement dated January 3, 1994, between the Company and Alan
       M. Novich, Esq.(3)

10.25 Revolving Credit Agreement between Union Bank and Computer Marketplace, Inc.(3)

10.26 Commercial Promissory Note between Union Bank and Computer Marketplace, Inc.(3)

10.27 Note Secured by Deed of Trust dated July 8, 1994, between The J. David Gladstone Institutes and Computer Marketplace, Inc.(3)

10.28  Deed of Trust with Assignment of Rents and Fixtures filing by Computer

       Marketplace, Inc. dated July 8, 1994.(3)

10.29 Absolute Assignment of Leases and Rents by Computer Marketplace, Inc. to The J. David Gladstone Institutes, dated July 8, 1994.(3)

10.30 Security Agreement dated July 8, 1994, by Computer Marketplace, Inc., in favor of The J. David Gladstone Institutes.(3)

10.31 Representations and Warranties to The J. David Gladstone Institutes made by Computer Marketplace, Inc. dated July 11, 1994.(3)

10.32 Environmental Indemnity dated July 8, 1994, by Computer Marketplace, Inc. for the benefit of The J. David Gladstone Institutes.(3)

10.33 Promissory Note dated December 28, 1993, between Computer Marketplace, Inc. and Yosemite Bank.(3)

10.34 Business Loan Agreement dated December 28, 1993, between Computer Marketplace, Inc. and Yosemite Bank.(3)

10.35 Deed of Trust dated December 28, 1993, among Computer Marketplace, Inc., Yosemite Bank and Fidelity National Title.(3)

10.36 Commercial Guaranty of Computer Marketplace, Inc. Indebtedness, dated January 18, 1991, by L. Wayne Kiley to Western Community Bank.(3)

10.37 Promissory Note dated January 18, 1991, by Computer Marketplace and Western Community Bank.(3)

10.38 Business Loan Agreement dated January 18, 1991, between Computer Marketplace, Inc. and Western Community Bank.(3)

10.39 Asset Purchase Agreement by and among SSI/PC Outlet Acquisition Corporation, Synergy Solutions, Inc., International Associated Marketing Corporation, and The Dean Family, dated as of January 1, 1994.(3)

10.40 Assignment and Assumption Agreement dated as of January 1, 1994, by and among SSI/PC Outlet Acquisition Corporation, Synergy Solutions, Inc., International Associated Marketing Corporation, Donald Dean, Mark Dean, Randy Dean and Katherine Vitale.(3)


10.41 Bill of Sale dated January 1, 1994, by Synergy Solutions, Inc., and International Associated Marketing Corporation to SSI/PC Outlet Acquisition Corporation.(3)

10.42  Software Purchase Agreement, dated as of January 1, 1994, between

       SSI/PC Outlet Acquisition Corp. and Donald Dean, Mark Dean, Randy Dean and Katherine Vitale.(3)

10.43 Asset Purchase Agreement, dated November 12, 1993, between Computer Marketplace, Inc. and International Computer Sales, Inc.(3)

10.44 Sun Microsystems Computer Corporation U.S. Indirect Value Added Reseller ("IVAR") Agreement dated September 7, 1994, between Sun Microsystems Computer Company and Computer Marketplace, Inc.(3)

10.45 IBM Surplus PC Reseller Profile Agreement dated June 15, 1994, between IBM and Computer Marketplace, Inc.(3)

10.46 Loan Agreement dated October 24, 1994, between Computer Marketplace, Inc. and Union Bank.(4)

10.47 Commercial Promissory Note between Union Bank and Computer Marketplace, Inc.(4)

10.48 Security Agreement dated October 24, 1994, by Computer Marketplace Inc., in favor of Union Bank.(4)

10.49  Arbitration Agreement between Union Bank and Computer Marketplace,
       Inc.(4)

10.50 Loan and Security Agreement dated September 14, 1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.51 Accounts Collateral Security Agreement dated September 14, 1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.52 Inventory Collateral Security Agreement dated September 14,1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.53 Joint and Several Borrower Rider dated September 14, 1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.54  Amended Employment Agreement between the Company and L.Wayne Kiley



10.55  Consulting Agreement between the Company and Victoria Holdings, Inc.(7)

10.56 Option to Purchase Common Stock of the Company issued to Victoria Holdings, Inc.


10.57  Form of Option Agreement

10.58 Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate regarding the sale of Computer Marketplace's, Inc. headquarters facility located in Corona, CA

21.01  Subsidiaries of the Registrant (6)

23.01  Consent of Bernstein & Wasserman, LLP (to be included in Exhibit  5.01)

23.02  Consent of Moore Stephens, P.C.

---------------

(1) Previously filed with the Securities and Exchange Commission as Exhibits to the Registrant's Registration Statement on Form SB-2, File No. 33-60346LA, dated June 22, 1993, and incorporated herein by reference.

(2) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30,1993.

(3) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30,1994.

(4) Incorporated herein by reference to the Form 10-QSB of the Registrant for the quarterly period ended December 31, 1994.

(5) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30, 1995.


(6) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30, 1996.

(7) Previously filed with the Securities and Exchange Commission as Exhibits to the Registrant's Registration Statement on Form SB-2, File No. 333-26445 dated May 2, 1997 and incorporated herein by reference.


Item 28. Undertakings.


                  (a)     Rule 415 Offering

                          The undersigned registrant will:

                           1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                               (i)  Include any prospectus required by
                                    Section 10(a)(3) of the Securities
                                    Act;

                               (ii) Reflect in the prospectus any facts or
                                    events which, individually or in the
                                    aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) of any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price net profit in the "Calculation of Registration Fee" table in the effective registration statement.

                              (iii) Include any additional or changed material
                                    information on the plan of distribution;

                      2. For determining liability under the Securities Act, treat each such Post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              (b)     Indemnification

                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              (c)     Rule 430A

                      The undersigned Registrant will:

                      1. For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                      2. For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement No. 333-26445 to be signed on its behalf by the undersigned, in the City of Corona, State of California on June 11, 1997

                        COMPUTER MARKETPLACE(R), INC.

                            By: /s/ L. Wayne Kiley
                                -------------------------------------
                                L. Wayne Kiley
                                President, Chief Executive Officer
                                and Director


                            By: /s/ Carmella Hume
                                -------------------------------------
                                Carmella Hume
                                Controller (Chief Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement No. 333-26445 was signed by the following persons in the capacities and on the dates stated.


Signature                                      Title                                  Date
/s/ L. Wayne Kiley
----------------------------------     President, Chief Executive Officer            June 11, 1997
L. Wayne Kiley                         and Director

/s/ Nancy Kiley
----------------------------------     Secretary and Director                        June 11, 1997
Nancy Kiley

/s/ Rick C. Garian
----------------------------------     Chief Operating Officer and                   June 11, 1997
Rick C. Garian                         Director

/s/ Carmella Hume
----------------------------------     Controller                                    June 11, 1997
Carmella Hume                          (Chief Accounting Officer)

/s/ J.R. Achten
----------------------------------     Director                                      June 11, 1997
J.R. Achten


/s/ Thomas E. Evans, Jr.
----------------------------------     Director                                      June 11, 1997
Thomas E. Evans, Jr.

Exhibit
Number
------

1.01    Form of Underwriting Agreement.(1)

1.02    Form of Selected Dealers Agreement.(1)

3.01    Certificate of Incorporation of the Company.(1)

3.02    By-Laws of the Company.(1)

3.03    Certificate of Amendment of Certificate of Incorporation.(3)

4.01    Certificate for shares of Common Stock.(1)

4.02    Specimen Certificate for Class A Warrants.(1)

4.03    Specimen Certificate for Class B Warrants.(1)

4.04    Intentionally left blank.


4.05    Specimen Certificate for Class D Warrants


4.06    Form of Class A and Class B Warrant Agreement.(1)

4.07    Form of Underwriter's Unit Purchase Option.(1)


4.08    Form of Class D Warrant Agreement

5.01    Opinion of Bernstein & Wasserman, LLP, as counsel to the Company.


10.01 Agreement between International Business Machines Corporation and the Company.(1)

10.02   Employment Agreement between the Company and L. Wayne Kiley.(1)

10.03 Stock Purchase Agreement among the Company, L. Wayne Kiley, Nancy Kiley and Jordan Belfort.(1)

10.04   Loan Documents between the Company and Sharon Allen.(1)

10.05   Lease for office space at 205 East Fifth Street, Corona,
        California.(1)


10.06   Lease for office space at 3439-B Woodland Drive, Mariposa,
        California.(1)

10.07   Lease for office space at Pennington, New Jersey.(1)

10.09   Form of Bridge Loan Documents.(1)

10.10   Lease for office space at Traverse City Michigan.(1)

10.11   Lease for office space at Dallas, Texas.(1)

10.12   Lease for office space at Livonia, Michigan.(1)

10.13   Lease for office space at Apple Valley, California.(1)

10.14 Installment Payment Master Agreement between IBM Credit Corporation and the Company.(1)

10.15 Non-exclusive Domestic Dealer Agreement between Autodesk, Inc. and the Company. (1)

10.16 Distributorship Agreement between Sparks Ind., Inc., Delphi Data Division, and the Company.(1)

10.17 End-User Distribution Agreement between Universal Software, Inc. and the Company.(1)

10.18 Non-exclusive Sales Distributorship Agreement between Universal Data Systems, Inc. and the Company.(1)

10.19 Changes in Terms Agreement between Western Community Bank and the Company.(1)

10.20   Term Loan Promissory Note issued by the Company in favor of Jack
        Mooney.(1)

10.21 Consulting and List Purchase Contract between David L. Wieseler and the Company.

        (1)

10.22 Stock Purchase Agreement by and between L. Wayne Kiley, Nancy Kiley and Jordan Belfort dated as of June 10, 1993.

10.23 Commercial Real Estate Contract between the Company and Mariposa County Unified School District dated August 25, 1993.(2)

10.24   Retainer Agreement dated January 3, 1994, between the Company and Alan
        M. Novich, Esq.(3)


10.25 Revolving Credit Agreement between Union Bank and Computer Marketplace, Inc.(3)

10.26 Commercial Promissory Note between Union Bank and Computer Marketplace, Inc.(3)

10.27 Note Secured by Deed of Trust dated July 8, 1994, between The J. David Gladstone Institutes and Computer Marketplace, Inc.(3)

10.28 Deed of Trust with Assignment of Rents and Fixtures filing by Computer Marketplace, Inc. dated July 8, 1994.(3)

10.29 Absolute Assignment of Leases and Rents by Computer Marketplace, Inc. to The J. David Gladstone Institutes, dated July 8, 1994.(3)

10.30 Security Agreement dated July 8, 1994, by Computer Marketplace, Inc., in favor of The J. David Gladstone Institutes.(3)

10.31 Representations and Warranties to The J. David Gladstone Institutes made by Computer Marketplace, Inc. dated July 11, 1994.(3)

10.32 Environmental Indemnity dated July 8, 1994, by Computer Marketplace, Inc. for the benefit of The J. David Gladstone Institutes.(3)

10.33 Promissory Note dated December 28, 1993, between Computer Marketplace, Inc. and Yosemite Bank.(3)

10.34 Business Loan Agreement dated December 28, 1993, between Computer Marketplace, Inc. and Yosemite Bank.(3)

10.35 Deed of Trust dated December 28, 1993, among Computer Marketplace, Inc., Yosemite Bank and Fidelity National Title.(3)

10.36 Commercial Guaranty of Computer Marketplace, Inc. Indebtedness, dated January 18, 1991, by L. Wayne Kiley to Western Community Bank.(3)

10.37 Promissory Note dated January 18, 1991, by Computer Marketplace and Western Community Bank.(3)

10.38 Business Loan Agreement dated January 18, 1991, between Computer Marketplace, Inc. and Western Community Bank.(3)

10.39 Asset Purchase Agreement by and among SSI/PC Outlet Acquisition Corporation, Synergy Solutions, Inc., International Associated Marketing Corporation, and The Dean Family, dated as of January 1, 1994.(3)

10.40 Assignment and Assumption Agreement dated as of January 1, 1994, by and among SSI/PC Outlet Acquisition Corporation, Synergy Solutions, Inc., International Associated Marketing Corporation, Donald Dean, Mark Dean, Randy Dean and Katherine Vitale.(3)


10.41 Bill of Sale dated January 1, 1994, by Synergy Solutions, Inc., and International Associated Marketing Corporation to SSI/PC Outlet Acquisition Corporation.(3)

10.42 Software Purchase Agreement, dated as of January 1, 1994, between SSI/PC Outlet Acquisition Corp. and Donald Dean, Mark Dean, Randy Dean and Katherine Vitale.(3)

10.43 Asset Purchase Agreement, dated November 12, 1993, between Computer Marketplace, Inc. and International Computer Sales, Inc.(3)

10.44 Sun Microsystems Computer Corporation U.S. Indirect Value Added Reseller ("IVAR") Agreement dated September 7, 1994, between Sun Microsystems Computer Company and Computer Marketplace, Inc.(3)

10.45 IBM Surplus PC Reseller Profile Agreement dated June 15, 1994, between IBM and Computer Marketplace, Inc.(3)

10.46 Loan Agreement dated October 24, 1994, between Computer Marketplace, Inc. and Union Bank.(4)

10.47 Commercial Promissory Note between Union Bank and Computer Marketplace, Inc.(4)

10.48 Security Agreement dated October 24, 1994, by Computer Marketplace, Inc., in favor of Union Bank.(4)

10.49   Arbitration Agreement between Union Bank and Computer Marketplace,
        Inc.(4)

10.50 Loan and Security Agreement dated September 14, 1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.51 Accounts Collateral Security Agreement dated September 14, 1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.52 Inventory Collateral Security Agreement dated September 14, 1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.53 Joint and Several Borrower Rider dated September 14, 1995, by Computer Marketplace, Inc., Superior Solutions, Inc. and Medical Marketplace, Inc., in favor of CoastFed Business Credit Corporation.(5)

10.54   Amended Employment Agreement between the Company and L.Wayne Kiley


10.55   Consulting Agreement between the Company and Victoria Holdings, Inc.(7)




10.56 Option to Purchase Common Stock of the Company issued to Victoria Holdings, Inc.



10.57   Form of Option Agreement



10.58 Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate regarding the sale of Computer Marketplace's, Inc. headquarters facility located in Corona, CA



21.01   Subsidiaries of the Registrant (6)



23.01   Consent of Bernstein & Wasserman, LLP (to be included in Exhibit 5.01)



23.02   Consent of Moore Stephens, P.C.


---------------



(1) Previously filed with the Securities and Exchange Commission as Exhibits to the Registrant's Registration. Statement on Form SB-2, File No. 33-60346LA, dated June 22, 1993, and incorporated herein by reference.


(2) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30, 1993.

(3) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30, 1994.

(4) Incorporated herein by reference to the Form 10-QSB of the Registrant for the quarterly period ended December 31, 1994.

(5) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30, 1995.


(6) Incorporated herein by reference to the Form 10-KSB of the Registrant for the year ended June 30, 1996.




(7) Previously filed with the Securities and Exchange Commission as Exhibits to the Registrants Registration Statement on Form SB-2. File No. 333-26445 filed May 2, 1997 and incorporated herein by reference.